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                                                                    Exhibit 10.1

                              KIMCO PERGAMENT, LLC

                       LIMITED LIABILITY COMPANY AGREEMENT

                              AS OF APRIL 5, 2006

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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS ...................................................     3
   SECTION 1.1   Definitions ............................................     3

ARTICLE II ORGANIZATION AND POWERS ......................................    15
   SECTION 2.1   Organization ...........................................    15
   SECTION 2.2   Purposes ...............................................    15
   SECTION 2.3   Powers .................................................    15
   SECTION 2.4   Principal Place of Business ............................    15
   SECTION 2.5   Fiscal Year ............................................    16
   SECTION 2.6   Foreign Qualification ..................................    16
   SECTION 2.7   Term ...................................................    16
   SECTION 2.8   Power of Attorney ......................................    16
   SECTION 2.9   No State-Law Partnership ...............................    17
   SECTION 2.10  Title to LLC Assets ....................................    17

ARTICLE III MEMBERS .....................................................    18
   SECTION 3.1   Members ................................................    18
   SECTION 3.2   Admission of New Members ...............................    18
   SECTION 3.3   Meetings of Members ....................................    19
   SECTION 3.4   Limitation of Liability of Members; Indemnity of
                 Members ................................................    20
   SECTION 3.5   Authority ..............................................    20
   SECTION 3.6   No Appraisal Rights ....................................    20
   SECTION 3.7   Classes of Units .......................................    20
   SECTION 3.8   Certificates ...........................................    20
   SECTION 3.9   Record Holders .........................................    20
   SECTION 3.10  Record Date ............................................    21
   SECTION 3.11  Redemption Right .......................................    21
   SECTION 3.12  Class A Preferred Unit and Class B Unit Call Right .....    24
   SECTION 3.13  Member Representative ..................................    24

ARTICLE IV MANAGEMENT OF THE LLC ........................................    26
   SECTION 4.1   Management .............................................    26
   SECTION 4.2   Certificate of Formation ...............................    29
   SECTION 4.3   Restrictions of Manager Member Authority ...............    30
   SECTION 4.4   Reimbursement of the Manager Member and the Company ....    30
   SECTION 4.5   Contracts with Affiliates ..............................    31
   SECTION 4.6   Indemnification ........................................    32
   SECTION 4.7   Liability of the Manager Member ........................    33
   SECTION 4.8   Other Matters Concerning the Manager Member ............    34
   SECTION 4.9   Reliance by Third Parties ..............................    34
   SECTION 4.10  Other Business Ventures ................................    35
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                                       (i)

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ARTICLE V CAPITAL CONTRIBUTIONS .........................................    35
   SECTION 5.1   Capital Contributions ..................................    35
   SECTION 5.2   Issuances of Additional LLC Units ......................    35
   SECTION 5.3   Preemptive Rights ......................................    36

ARTICLE VI DISTRIBUTIONS ................................................    36
   SECTION 6.1   Requirement and Characterization of Distributions ......    36
   SECTION 6.2   Amounts Withheld .......................................    37
   SECTION 6.3   Distributions Upon Liquidation .........................    37

ARTICLE VII ALLOCATIONS .................................................    37
   SECTION 7.1   Allocations for Capital Account Purposes ...............    37
   SECTION 7.2   Substantial Economic Effect ............................    39

ARTICLE VIII TRANSFERS AND WITHDRAWALS ..................................    40
   SECTION 8.1   Transfer ...............................................    40
   SECTION 8.2   Transfer of Manager Member's LLC Interest ..............    40
   SECTION 8.3   Members' Rights to Transfer ............................    40
   SECTION 8.4   Substituted Members ....................................    42
   SECTION 8.5   Assignees ..............................................    42
   SECTION 8.6   General Provisions .....................................    42

ARTICLE IX DISSOLUTION, LIQUIDATION, AND TERMINATION ....................    43
   SECTION 9.1   Dissolution ............................................    43
   SECTION 9.2   Winding Up .............................................    43
   SECTION 9.3   Compliance with Timing Requirements of Regulations .....    45
   SECTION 9.4   Deemed Distribution and Recontribution .................    45
   SECTION 9.5   Rights of Members ......................................    45
   SECTION 9.6   Notice of Dissolution ..................................    45
   SECTION 9.7   Termination of LLC and Cancellation of Certificate of
                 Formation ..............................................    45
   SECTION 9.8   Reasonable Time for Winding-Up .........................    45
   SECTION 9.9   Waiver of Partition ....................................    46

ARTICLE X TAX MATTERS ...................................................    46
   SECTION 10.1  Preparation of Tax Returns .............................    46
   SECTION 10.2  Tax Elections ..........................................    46
   SECTION 10.3  Tax Matters Partner ....................................    46
   SECTION 10.4  Organizational Expenses ................................    48
   SECTION 10.5  Withholding ............................................    48
   SECTION 10.6  Lock Out ...............................................    48
   SECTION 10.7  Debt Allocation and Related Matters ....................    49

ARTICLE XI BOOKS, RECORDS, ACCOUNTING AND REPORTS .......................    50
   SECTION 11.1  Records and Accounting .................................    50
   SECTION 11.2  Delivery of Information ................................    50

ARTICLE XII MISCELLANEOUS ...............................................    51
   SECTION 12.1  Amendments .............................................    51
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                                      (ii)

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   SECTION 12.2  Company Guarantee ......................................    52
   SECTION 12.3  Addresses and Notice ...................................    56
   SECTION 12.4  Titles and Captions ....................................    56
   SECTION 12.5  Pronouns and Plurals ...................................    56
   SECTION 12.6  Further Action .........................................    56
   SECTION 12.7  Binding Effect .........................................    56
   SECTION 12.8  Creditors ..............................................    57
   SECTION 12.9  Waiver .................................................    57
   SECTION 12.10 Counterparts ...........................................    57
   SECTION 12.11 Applicable Law .........................................    57
   SECTION 12.12 Invalidity of Provisions ...............................    57
   SECTION 12.13 Entire Agreement .......................................    57

EXHIBITS:

Exhibit A - Members, Carrying Value and Agreed Value of Contributed Properties,
            Capital Accounts, Outstanding Units and Percentage Interests Exhibit B - Capital Account Maintenance
Exhibit C - Special Allocation Rules
Exhibit D - Notice of Redemption
Exhibit E - Protected Assets

                       LIMITED LIABILITY COMPANY AGREEMENT

     This Agreement, dated as of April 5, 2006, by and among the Persons identified as Members on Exhibit A attached hereto, as such Exhibit may hereinafter be amended from time to time.

     WHEREAS, the LLC has been formed as a limited liability company by the filing of its Certificate of Formation under the Delaware Limited Liability Company Act (as amended from time to time, the "Act") on February 15, 2006;

     WHEREAS, the LLC and the Members are parties to that certain Agreement to Contribute and Form Limited Liability Company dated as of December 9, 2005 (the "Contribution Agreement"); and

     WHEREAS, the Members wish to set out fully their respective rights, obligations and duties regarding the LLC and its assets and liabilities;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

                              ARTICLE I DEFINITIONS

     SECTION 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:


                                      (iii)

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     "Act" shall have the meaning set forth in the Recitals hereof.

     "Additional Member" means a person admitted to the LLC as a Member pursuant to Section 3.2 hereof and who is shown as such on the books and records of the LLC.

     "Adjusted Capital Account" means the Capital Account maintained for each Member as of the end of each LLC taxable year (i) increased by any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Adjusted Capital Account as of the end of the relevant LLC taxable year.

     "Adjusted Property" means any property, the Carrying Value of which has been adjusted pursuant to Exhibit B hereof.

     "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person;
(ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person; (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests; or
(iv) any officer, director, member, general partner or trustee of such Person or of any Person referred to in clauses (i), (ii), and (iii) above.

     "Agreed Value" means (i) in the case of any Contributed Property contributed to the LLC upon the Effective Date, the Agreed Value of such property as set forth on Exhibit A attached hereto and equal to (a) the Centereach Equity Value, or (b) the Bay Shore Equity Value, as the case may be, calculated as set forth in the Contribution Agreement; (ii) in the case of any Contributed Property contributed to the LLC after the Effective Date and as of the time of its contribution to the LLC, the 704(c) Value of such property, reduced by any liabilities either assumed by the LLC upon such contribution or to which such property is subject when contributed; and (iii) in the case of any property distributed to a Member by the LLC, the LLC's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Member upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

     "Agreement" means this Limited Liability Company Agreement, as it may be amended, supplemented or restated from time to time.


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     "Assignee" means a Person to whom one or more Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Member, and who has the rights set forth in Section 8.5.

     "Available Cash" means, with respect to any period for which such calculation is being made, (i) the sum of:

     (a) the LLC's Net Income or Net Loss (as the case maybe) for such period (without regard to adjustments resulting from allocations described in of Exhibit C);

     (b) Depreciation and all other non-cash charges deducted in determining Net Income or Net Loss for such period;

     (c) the amount of any reduction in the reserves of the LLC referred to in clause (ii)(f) below (including, without limitation, reductions resulting because the Manager Member determines such amounts are no longer necessary);

     (d) the excess of proceeds from the sale, exchange, disposition, or refinancing of LLC property for such period over the gain recognized from such sale, exchange, disposition, or refinancing during such period (excluding Terminating Capital Transactions); and

     (e) all other cash received by the LLC for such period that was not included in determining Net Income or Net Loss for such period;

(ii) less the sum of:

     (a)  all principal debt payments made by the LLC during such period;

     (b)  capital expenditures made by the LLC during such period;

     (c) investments made by the LLC during such period in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause (ii)(a) or (ii)(b);

     (d) all other expenditures and payments not deducted in determining Net Income or Net Loss for such period;

     (e) any amount included in determining Net Income or Net Loss for such period that was not received by the LLC during such period;

     (f) the amount of any increase in reserves during such period which the Manager Member determines to be necessary or appropriate in its sole and absolute discretion; and


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     (g)  the amount of any working capital accounts and other cash or similar balances which the Manager Member determines to be necessary or appropriate, in its sole and absolute discretion.

Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the LLC.

     "Bay Shore" means Bay Shore Associates, LLC, a New York limited liability company.

     "Bay Shore Property" shall mean all parcels of real property and improvements located thereon currently owned by Bay Shore.

     "Bay Shore Equity Value" shall have the meaning set forth in the Contribution Agreement.

     "Book-Tax Disparities" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Member's share of the LLC's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Member's Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Member's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

     "Built-in Gain" means, with respect to any Protected Party, the amount of gain which would be recognized by such Protected Party in a taxable disposition of a Protected Asset on the Effective Date for an amount equal to the Carrying Value of such Protected Asset, reduced from time to time by (i) the amortization of such amount on account of the reductions in the Book-Tax Disparity properly attributable to the Protected Asset due to Section 704(c) allocations and reverse Section 704(c) allocations described in Treasury Regulations Section 1.704-3(a)(6); (ii) any "Built-in Gain" recognized by a Protected Party as a result of any transfer, disposition or other event or occurrence that does not result in a breach of Section 10.6 or 10.7, including but not limited to the consummation of the transactions contemplated by the Contribution Agreement, but that causes such Protected Party to be allocated or recognize "Built-In Gain";
(iii) any "Built-In Gain" recognized by the Protected Party as a result of a prior breach of Section 10.6 or 10.7 for which such Protected Party has previously been fully indemnified; and (iv) any adjustment under Code Section 734 or 743 for the benefit of such Protected Party. For the avoidance of doubt, "Built-In Gain" shall include any gain that would be recognized by the Protected Party under Section 731(a) of the Code.

     "Built-In Gain Tax Liability" shall mean with respect to any breach of
Section 10.6 or 10.7 during the Protection Period, the aggregate combined federal and state tax liability (giving effect to the deductibility of state taxes for federal income tax purposes) of the Protected Party attributable to the amount of Built-In Gain recognized by such Protected Party arising from or related to such breach, determined in each case as of the date of such breach. The "Built-In Gain Tax Liability" shall be computed by assuming that Built-In Gain allocated to or recognized by the Protected Party is


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subject to tax at the highest marginal rate applicable to individuals residing in the state where the Protected Party actually resides and after taking into account the character of such gain (such as ordinary income, unrecaptured
Section 1250 gain or 20% rate gain) and the deductibility of state taxes for federal income tax purposes.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

     "Capital Account" means the Capital Account maintained for a Member pursuant to Exhibit B hereof.

     "Capital Contribution" means, with respect to any Member, any cash, cash equivalents or the Agreed Value of Contributed Property which such Member contributes or is deemed to contribute to the LLC pursuant to Section 5.1 or 5.2 hereof.

     "Carrying Value" means (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property, reduced (but not below zero) by all Depreciation with respect to such Property charged to the Members' Capital Accounts following the contribution of or adjustment with respect to such Property; and (ii) with respect to any other LLC property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B hereof, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of LLC properties, as deemed appropriate by the Manager Member.

     "Centereach" means Centereach Associates, LLC, a New York limited liability company.

     "Centereach Additional Equity Value" shall have the meaning set forth in the Contribution Agreement.

     "Centereach Equity Value" shall have the meaning set forth in the Contribution Agreement.

     "Centereach Property" shall mean all parcels of real property and improvements located thereon currently owned by Centereach.

     "Certificate" means the Certificate of Formation relating to the LLC originally filed on February 15, 2006 in the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.

     "Class A Cash Redemption Amount" has the meaning set forth in Section 3.12 hereof.

     "Class A Lock-Up Expiration Date" has the meaning set forth in Section 3.11 hereof.

     "Class A Preferred Par Value" means $1,000 per Class A Preferred Unit.

     "Class A Preferred Return Amount" means with respect to the Class A Preferred Units held by a Member on a LLC Record Date for distribution of Available Cash, a cash amount equal


                                        5

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to a return of five percent (5%) per annum (compounded quarterly to the extent not paid on a current basis) on the Class A Preferred Par Value with respect to such Class A Preferred Units, commencing on the Effective Date.

     "Class A Preferred Unit" means a Unit which is designated as a Class A Preferred Unit of limited liability company interest and which has the rights, preferences and other privileges designated herein in respect of Class A Preferred Unitholders. The allocation of Class A Preferred Units among the Members shall be as set forth on Exhibit A, as such Exhibit may be amended from time to time.

     "Class A Preferred Unitholder" means a Member that holds Class A Preferred Units.

     "Class B Cash Amount" means with respect to the Class B Units, an amount of cash equal to the product of the number of the Class B Units offered for redemption by a Redeeming Member, multiplied by the Value on the Valuation Date of a REIT Share and multiplied by the Conversion Factor.

     "Class B Cash Redemption Amount" has the meaning set forth in Section 3.12 hereof.

     "Class B Distribution Amount" means with respect to the Class B Units held by a Member on each LLC Record Date after April 7, 2006 for distribution of Available Cash, a cash amount equal in value to the aggregate cash dividends, cash distributions or other cash amounts that would have been payable to such holder of Class B Units in the event that such Member owned REIT Shares equal in number to the REIT Shares issuable upon redemption of all such Member's Class B Units as of such LLC Record Date; provided however, that the distribution amount for the first quarter in which a Class B Unit is issued shall be pro-rated to reflect solely the number of days in such quarter that such Class B Unit is outstanding.

     "Class B Share Redemption Amount" has the meaning set forth in Section 3.12 hereof.

     "Class B Unit" means a Unit which is designated as a Class B Unit of limited liability company interest and which has the rights, preferences and other privileges designated herein in respect of Class B Unitholders. The allocation of Class B Units among the Members shall be as set forth on Exhibit A, as such Exhibit may be amended from time to time.

     "Class B Unitholder" means a Member that holds Class B Units.

     "Class C Units" means a Unit which is designated as a Class C Unit of limited liability company interest and which has the rights, preferences and other privileges designated herein in respect of Class C Unitholders. The allocation of Class C Units among the Members shall be as set forth on Exhibit A, as such Exhibit may be amended from time to time.

     "Class C Unitholder" means a Member that holds Class C Units.

     "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific Section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     "Company" means Kimco Realty Corporation, a Maryland corporation, and any successors thereto.

     "Consent" means the consent to, or approval of, a proposed action by a Member given in accordance with Sections 3.3 or 12.1 hereof. With respect to Members (other than the Manager Member), notwithstanding anything in this Agreement to the Contrary, such consent or approval shall be given by the consent of the Member Representatives on behalf of such Members, which consent shall be on a unanimous basis.

     "Contributed Property" means each property or other asset, in such form as may be permitted by the Act (but excluding cash), contributed or deemed contributed to the LLC. Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B hereof, such property shall no longer constitute a Contributed Property for purposes of Exhibit B hereof, but shall be deemed an Adjusted Property for such purposes.

     "Conversion Factor" means 1.0, provided that in the event that the Company
(i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares; (ii) subdivides its outstanding REIT Shares; or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination assuming for such purpose that such dividend, distribution, subdivision or combination has occurred as of such time, and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     "Cumulative Unpaid Class A Preferred Return Amount" means, with respect to any Class A Preferred Unitholder, an amount, if any, equal to (i) the aggregate of all accrued Class A Preferred Return Amounts for previous distribution periods with respect to the Class A Preferred Units held by such Member, less
(ii) the cumulative amount of distributions previously made with respect to such Class A Preferred Units pursuant to Sections 6.1(a) and 6.1(b) hereof. The Cumulative Unpaid Class A Preferred Return Amount of a Redeeming Member shall be reduced by that portion of the value of the aggregate Class A Cash Redemption Amount paid by the LLC or the Company, as applicable, in respect of any Cumulative Unpaid Class A Preferred Return Amount attributable to any Class A Preferred Units redeemed by the LLC or purchased by the Company pursuant to Sections 3.11 or 3.12 hereof.


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

     "Cumulative Unpaid Class B Distribution Amount" means with respect to any Class B Unitholder, an amount, if any, equal to (i) the aggregate of all accrued Class B Distribution Amounts for previous distribution periods with respect to the Class B Units held by such Member, less (ii) the cumulative amount of distributions previously made with respect to such Class B Units pursuant to Sections 6.1(c) and 6.1(d) hereof. The Cumulative Unpaid Class B Distribution Amount of a Redeeming Member shall be reduced by the value of the aggregate Class B Cash Redemption Amount or Class B Share Redemption Amount paid by the LLC or the Company, as applicable, in respect of any Cumulative Unpaid Class B Distribution Amount attributable to any Class B Units redeemed by the LLC or purchased by the Company pursuant to Sections 3.11 or 3.12 hereof.

     "Depreciation" means, for each taxable year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Manager Member.

     "Disposition" shall have the meaning set forth in Section 10.6.

     "Effective Date" means April 3, 2006.

     "Family Group" means, with respect to any natural Person, such Person's spouse, brothers and sisters (whether by the whole or half blood or adopted), ancestors and lineal descendants (whether natural or adopted), any trust solely for the benefit of any one or more of the foregoing or any charity that is a Permitted Transferee, and any family limited partnership or other similar entity the principals of which are solely any of the foregoing Persons.

     "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

     "Incapacity" or "Incapacitated" means, (i) as to any individual Member, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate; (ii) as to any corporation which is a Member, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Member, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Member, the distribution by the fiduciary of the estate's entire interest in the LLC; (v) as to any trustee of a trust which is a Member, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Member, the bankruptcy of such Member. For purposes of this definition, bankruptcy of a Member shall be deemed to have occurred when (a) the Member commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect; (b) the Member is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Member;
(c) the Member executes and delivers a general assignment for the benefit of the Member's creditors; (d) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the nature described in clause (b) above; (e) the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Member or for all or any substantial part of the Member's properties; (f) any proceeding seeking liquidation, reorganization or other relief of or against such Member under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof; (g) the appointment without the Member's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment; or (h) an appointment referred to in clause (g) which has been stayed is not vacated within ninety (90) days after the expiration of any such stay.

     "Indemnitee" means (i) any Person made a party to a proceeding by reason of
(A) his status as the Manager Member, or as a director, trustee, trust manager or officer of the LLC or the Manager Member, or (B) his or its liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness of the LLC or any Subsidiary of the LLC (including, without limitation, any indebtedness which the LLC or any Subsidiary of the LLC has assumed or taken assets subject to); and (ii) such other Persons (including Affiliates of the Manager Member or the LLC) as the Manager Member may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

     "Indirect Owner" means, in the case of a Protected Party that is an entity that is classified as a partnership, S Corporation or disregarded entity for federal income tax purposes, any Person owning an equity interest in such Contributor or Protected Party, as the case shall be, and, in the case of any Indirect Owner that itself is an entity that is classified as a partnership, S Corporation or disregarded entity for federal income tax purposes, any Person owning an equity interest in such entity.

     "Involuntary Conversion" has the meaning set forth in Section 10.6(a).

     "Grace Period" has the meaning set forth in Section 12.2(b).

     "Grace Period Payment Date" has the meaning set forth in Section 12.2(b).

     "Guaranteed Obligations" has the meaning set forth in Section 12.2(a).

     "Guarantee Trigger Notice" has the meaning set forth in Section 12.2(b).

     "Liquidating Event" has the meaning set forth in Section 9.1.

     "Liquidator" has the meaning set forth in Section 9.2.

     "LLC Interest" means an ownership interest in the LLC representing a Capital Contribution by a Member and includes any and all benefits to which the holder of such a LLC

Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A LLC Interest may be expressed as a number of Units.

     "LLC Minimum Gain" has the meaning for partnership minimum gain set forth in Regulations Section 1.704-2(b)(2), and the amount of LLC Minimum Gain, as well as any net increase or decrease in an LLC Minimum Gain, for an LLC taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

     "LLC Record Date" means the record date established by the Manager Member for the distribution of Available Cash pursuant to Section 6.1 hereof, which record date shall be the same as the record date established by the Company for its dividend distribution to its common stockholders for the corresponding period, or, if no such record date is established by the Company, the payment date of such distribution.

     "LLC Year" means the fiscal year of the LLC, as set forth in Section 2.5.

     "Majority-In-Interest" means a majority of Percentage Interests in the LLC.

     "Manager Member" means Kimco Pergament, Inc., in its capacity as manager of the LLC, or its successors as manager of the LLC. Kimco Pergament, Inc. is an affiliate of KRC Acquisition Corp. ("KRC Acquisition") and the assignee of all of KRC Acquisition's rights, title, interests, liabilities and obligations under the Contribution Agreement.

     "Member" means Manager Member and any other Person named as a Member in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Member or Additional Member, in such Person's capacity as a Member of the LLC.

     "Member Beneficiary" means (i) in the case of the Class A Cash Redemption Amount and the Class B Cash Redemption Amount, a Redeeming Member (for purposes of this definition, a Class A Preferred Unitholder or Class B Unitholder shall be treated as a "Redeeming Member"); (ii) in the case of the Cumulative Unpaid Class A Preferred Return Amount, the Class A Preferred Return Amount, the Cumulative Unpaid Class B Distribution Amount and the Class B Distribution Amount, a Class A Preferred Unitholder or Class B Unitholder; and (iii) in the case of any amounts required to be paid under Sections 10.6 and 10.7 hereof, a Protected Party.

     "Member Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the LLC Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

     "Member Nonrecourse Debt" has the meaning for partner nonrecourse debt set forth in Regulations Section 1.704-2(b)(4).

     "Member Nonrecourse Deductions" has the meaning for partner nonrecourse deductions set forth in Regulations Section 1.704-2(i)(2), and the amount of Member Nonrecourse

Deductions with respect to a Member Nonrecourse Debt for an LLC taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

    "Member Representative" shall have the meaning set forth in Section 3.13.

     "Net Income" means, for any taxable period, the excess, if any, of the LLC's items of income and gain for such taxable period over the LLC's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit C. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subject to the special allocation rules in Exhibit C, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

     "Net Loss" means, for any taxable period, the excess, if any, of the LLC's items of loss and deduction for such taxable period over the LLC's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit C. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subject to the special allocation rules in Exhibit C, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

     "Nonrecourse Built-in Gain" means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Members pursuant to Section 1.B of Exhibit C if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

     "Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership taxable year shall be determined in accordance with the rules of Regulations
Section 1.704-2(c).

     "Nonrecourse Liability" has the meaning set forth in Regulations Section 1.752-1(a)(2).

     "Notice of Non-Payment" has the meaning set forth in Section 12.2(b).

     "Notice of Redemption" means the Notice of Redemption substantially in the form of Exhibit D to this Agreement.

     "Payment Date" means (i) in the case of the exercise of the Redemption Right by a Redeeming Member in accordance with the terms of Section 3.11 hereof, the Specified Redemption Date; (ii) in the case of the exercise of the redemption of all or part of the Class A Preferred Units and the Class B Units by the LLC in accordance with the terms of Section 3.12 hereof, the effective date of such redemption; (iii) in the case of the payment of the Cumulative Unpaid Class A Preferred Return Amount and the Class A Preferred Return Amount in accordance with the terms of Section 6.1 hereof, the fifteenth day of the calendar month immediately succeeding the applicable calendar quarter; provided, however, that if such date is not a business day, then the Payment Date shall be the next business day thereafter; (iv) in the case of the payment of the Cumulative Unpaid Class B Distribution Amount and the Class B Distribution Amount in accordance with the terms of Section 6.1 hereof, the payment date for the Company's regular quarterly dividend or distribution to its common stockholders for the applicable calendar quarter or, if applicable, for a special or otherwise declared dividend or distribution to its common stockholders; (v) in the case of a breach of Section 10.6(a) hereof that results in a Protected Party incurring a Built-in Gain Tax Liability, the tenth (10th) day of March in the calendar year immediately succeeding the year of such breach; and (vi) in the case of a breach of Section 10.7(a) hereof that leads to a Protected Party incurring a Built-in Gain Tax Liability, the tenth (10th) day of March in the succeeding calendar year.

     "Percentage Interest" means, as to a Member, its percentage interest as a Member determined by dividing the sum of the aggregate Class A Cash Redemption Amount and/or aggregate Class B Cash Redemption Amount attributable to the Units owned by such Member (determined as if such Units had been redeemed pursuant to Sections 3.11 or 3.12 as of the Effective Date), by the aggregate amount of Class A Cash Redemption Amount and Class B Cash Redemption Amount (determined as if such Units had been redeemed pursuant to Sections 3.11 or 3.12 as of the Effective Date) attributable to all Class A Preferred Units and Class B Units outstanding at such time, which initial Percentage Interest is, for the sake of clarity, set forth in Exhibit A hereto. For the avoidance of doubt, transferees of Units will have the Percentage Interest initially attributable to such transferred Units.

     "Permitted Transferee" means those Persons or entities to whom a Member may transfer all or any portion of its LLC Interest pursuant to Section 8.3(c).

     "Person" means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

     "Pre-Liquidation Period" has the meaning set forth in Section 9.6 hereof.

     "Prime Rate" means, on any date, a fluctuating rate of interest per annum equal to the rate of interest most recently established by JPMorgan Chase (or, at the Manager Member's election, a major lender to the Company or the LLC, at the office with which the Company or the LLC deals) as its prime rate of interest for loans in United States dollars.

     "Protected Assets" shall have the meaning set forth in Section 10.6.

     "Protected Party" means those persons identified on Exhibit A attached hereto, but does not include any Assignees or Transferees of the foregoing, other than a Permitted Transferee under Section 8.3(c)(i), (ii) or (iii) if the basis of the transferred interest in the hands of such Permitted Transferee is determined in whole or in part by reference to the basis of such interest in the hands of the transferor immediately before such transfer.

     "Protected Period" means the time period indicated on Exhibit E for each of the Protected Assets.

     "Recapture Income" means any gain recognized by the LLC upon the disposition of any property or asset of the LLC, which gain is characterized as non-capital gain income because it represents the recapture of deductions previously taken with respect to such property or asset.

     "Redeeming Member" has the meaning set forth in Section 3.11(a) hereof.

     "Redemption Right" has the meaning set forth in Section 3.11(a) hereof.

     "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "REIT" means a real estate investment trust under Section 856 of the Code.

     "REIT Share" means a share of common stock of the Company.

     "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the LLC recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated to eliminate Book-Tax Disparities.

     "704(c) Value" of any Contributed Property means with respect to any Contributed Property contributed to the LLC prior to the Effective Date, the value of such property as set forth in Exhibit A attached hereto and with respect to all other Contributed Properties, the fair market value of such property or other consideration at the time of contribution, as determined by the Manager Member using such reasonable method of valuation as it may adopt. Subject to Exhibit B hereof, the Manager Member shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties in a single or integrated transaction among the separate properties on a basis proportional to their respective fair market values.

     "Specified Redemption Date" means the tenth (10th) Business Day after receipt by the Company of a Notice of Redemption; provided that if any pending transaction would result in a change in the Conversion Factor, no Specified Redemption Date shall occur after the record date of such pending transaction and prior to its effective date, in which case the Specified Redemption Date shall occur on the Business Day next succeeding the effective date of the pending transaction in question.

     "Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which a majority of (i) the voting power of the voting equity securities; or (ii) the outstanding equity interests, is owned, directly or indirectly, by such Person.

     "Substituted Member" means a Person who is admitted as a Member to the LLC pursuant to Section 8.4.

     "Tax-Deferred Exchange" shall have the meaning set forth in Section 10.6.

     "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the LLC or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the LLC.

     "Unaffiliated Members" shall have the meaning set forth in Section 3.13.

     "Unit" means a fractional, undivided share of the LLC Interests of all Members issued pursuant to Sections 5.1 and 5.2 (and includes any series or Class of Preferred Units). The number of Units outstanding and the Percentage Interest in the LLC represented by such Units are set forth in Exhibit A attached hereto, as such Exhibit may be amended from time to time. The ownership of Units shall be uncertificated securities unless the Manager Member determines that the Units shall be evidenced by a physical certificate, in such form as the Manager Member adopts from time to time.

     "Unrealized Gain" attributable to any item of LLC property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B hereof) as of such date; over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date.

     "Unrealized Loss" attributable to any item of LLC property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date; over (ii) the fair market value of such property (as determined under Exhibit B hereof) as of such date.

     "Valuation Date" means the date of receipt by the Manager Member of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

     "Value" means, with respect to a REIT Share, the average of the daily market price for the thirty (30) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be: (i) if the REIT Shares are listed or admitted to trading on any securities exchange or the NASDAQ National Market System, the closing price on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the NASDAQ National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Manager Member; or (iii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the NASDAQ National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Manager Member, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the REIT Shares shall be determined by the Manager Member acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. For purposes of calculating the Class B Cash Amount, the Value of a

REIT Share shall be deemed to include the value of all rights that a holder of a REIT Share would be entitled to receive as of the Specified Redemption Date, as determined by the Manager Member acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

                       ARTICLE II ORGANIZATION AND POWERS

     SECTION 2.1 Organization. The LLC has been formed by the filing of its Certificate of Formation with the Delaware Secretary of State pursuant to the Act. The Certificate of Formation shall be, if required by the Act, and may be, in all other cases, amended and/or restated by the Manager Member as provided in the Act, subject to the consent of the Members if such consent is required by this Agreement. The Certificate of Formation, as so amended and/or restated from time to time, is referred to herein as the "Certificate." The Manager Member shall deliver a copy of the Certificate and any amendment thereto to any Member who so requests.

     SECTION 2.2 Purposes. The principal business activity and purpose of the LLC is (i) to own, operate and manage the Protected Assets; provided, however, that such business shall be limited to and conducted in such a manner as to permit the Company at all times to be classified as a REIT, unless the Company ceases to qualify as a REIT for reasons other than the conduct of the business of the Company; (ii) to enter into any partnership, joint venture or similar arrangement to engage in any of the foregoing or to own interests in any entity engaged in any of the foregoing; and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the Company's right, in its sole discretion, to cease qualifying as a REIT, the Members acknowledge the Company's status as a REIT shall inure to the benefit of the LLC and all of the Members and not solely to the Company or any Member controlled by the Company.

     SECTION 2.3 Powers. The LLC is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the LLC; provided, however, that, subject to
Section 10.6 and Section 10.7, the LLC shall not take, or refrain from taking, any action which, in the judgment of the Manager Member, in its sole and absolute discretion, (i) could adversely affect the ability of the Company to qualify or to continue to qualify as a REIT; (ii) could subject the Company to any additional taxes under Section 857 or Section 4981 of the Code; or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the LLC or its securities, unless such action (or inaction) shall have been specifically consented to by the Manager Member in writing.

     SECTION 2.4 Principal Place of Business. The principal office and place of business of the LLC shall initially be 3333 New Hyde Park Road, Suite 100, New Hyde Park, NY 11042-0020. After giving notice to the Members, the Manager Member may change the principal office or place of business of the LLC at any time and may cause the LLC to establish other offices or places of business.

     SECTION 2.5 Fiscal Year. The fiscal year of the LLC shall end on December 31 of each year or on such date as the Manager Member may determine from time to time.

     SECTION 2.6 Foreign Qualification. The Manager Member shall cause the LLC to be qualified or registered under applicable laws of any jurisdiction in which the LLC transacts business and shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration.

     SECTION 2.7 Term. The LLC commenced on February 15, 2006 (by the filing of the Certificate with the Secretary of State of the State of Delaware) and its existence shall be perpetual, unless and until it is dissolved in accordance with Article IX.

     SECTION 2.8 Power of Attorney.

     (a) Each Member and each Assignee hereby constitutes and appoints the Manager Member, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

                    (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatement thereof) that the Manager Member or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the LLC as a limited liability company in the State of Delaware and in all other jurisdictions in which the LLC may or plans to conduct business or own property; (b) all instruments that the Manager Member deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms and subject to any consent required by Section 12.1(c); (c) all conveyances and other instruments or documents that the Manager Member or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the LLC pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Article III, VIII or IX hereof or the Capital Contribution of any Member; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of LLC Interest; and

                    (ii) execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the Manager Member or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this agreement or appropriate or necessary, in the sole discretion of the Manager Member or any Liquidator, to effectuate the terms or intent of this Agreement.

     Nothing contained herein shall be construed as authorizing the Manager Member or any Liquidator to amend this Agreement except in accordance with
Article XII hereof or as may be otherwise expressly provided for in this Agreement.

     (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Members will be relying upon the power of the Manager Member and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the LLC, and it shall survive and not be affected by the subsequent Incapacity of any member or Assignee and the transfer of all or any portion of such Member's or Assignee's Units and shall extend to such Member's or Assignee's heirs, successors, assigns and personal representatives. Each such Member or Assignee hereby agrees to be bound by any representation made by the Manager Member or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Member or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Manager Member or any Liquidator, taken in good faith under such power of attorney. Each Member or Assignee shall execute and deliver to the Manager Member or the Liquidator, within fifteen (15) days after receipt of the Manager Member's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the Manager Member or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the LLC.

     SECTION 2.9 No State-Law Partnership. The Members intend that the LLC not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and this Agreement may not be construed to suggest otherwise.

     SECTION 2.10 Title to LLC Assets. Title to LLC assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the LLC as an entity, and no Member, individually or collectively, shall have any ownership interest in such LLC assets or any portion thereof. Title to any or all of the LLC assets may be held in the name of the LLC, the Manager Member or one or more nominees, as the Manager Member may determine, including Affiliates of the Manager Member. The Manager Member hereby declares and warrants that any LLC assets for which legal title is held in the name of the Manager Member or any nominee or Affiliate of the Manager Member shall be held by the Manager Member for the use and benefit of the LLC in accordance with the provisions of this Agreement. All LLC assets shall be recorded as the property of the LLC in its books and records, irrespective of the name in which legal title to such LLC assets is held.

                               ARTICLE III MEMBERS

     SECTION 3.1 Members.

     (a) The Members of the LLC, their number and Class of Units and their addresses shall be listed on Exhibit A and said Exhibit shall be amended from time to time by the Manager Member to reflect accurately redemptions, additional Capital Contributions, the issuance of additional Units (pursuant to any merger or otherwise), or similar events having an effect on any Member's Units. The Manager Member will, upon written request, provide Members with the most recently amended Exhibit A, which shall constitute the record list of the Members for all purposes of this Agreement.

     (b) Each Member hereby represents and warrants to the LLC and acknowledges that (i) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the LLC and making an informed investment decision with respect thereto, (ii) it is able to bear the economic and financial risk of an investment in the LLC for an indefinite period of time and understands that, except as provided herein, it has no right to withdraw or have its Units repurchased by the LLC, (iii) it is acquiring Units in the LLC for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof, (iv) it understands that the Units of the LLC have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with and (v) if it is an entity, the execution, delivery and performance of this Agreement do not require it to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any existing law or regulation applicable to it, any provision of its charter, by-laws or other governing documents (if applicable) or any agreement or instrument to which it is a party or by which it is bound.

     SECTION 3.2 Admission of New Members.

     (a) After the date hereof, a Person who makes a Capital Contribution to the LLC in accordance with this Agreement shall be admitted to the LLC as an Additional Member only upon furnishing to the Manager Member (i) evidence in form satisfactory to the Manager Member of acceptance of all of the terms and conditions of this Agreement and (ii) such other documents or instruments as may be required in the discretion of the Manager Member in order to effect such Person's admission as an Additional Member.

     (b) No Person shall be admitted as an Additional Member without (i) the consent of the Manager Member, which consent may be given or withheld in the Manager Member's sole and absolute discretion, and (ii) the Consent of the Member Representatives. The admission of any Person as an Additional Member shall become effective on the date upon which the name of such Person is recorded on the books and records of the LLC, following the consent of the Manager Member to such admission.

     (c) If any Additional Member is admitted to the LLC on any day other than the first day of the fiscal year of the LLC, then Net Income, Net Losses, each item thereof and all other items allocable among Members and Assignees for such fiscal year shall be allocated among such Additional Member and all other Members and Assignees by taking into account their varying interests during the fiscal year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such item for the calendar month in which an admission of any Additional Member occurs shall be allocated among all of the Members and Assignees, including such Additional Member, assuming the admission occurred as of the last day of the month. All distributions of Available Cash with respect to which the LLC Record Date is before the date of such admission shall be made solely to Members and Assignees, other than the Additional Member, and all distributions of Available Cash thereafter shall be made to all of the Members and Assignees, including such Additional Member.

     (d) For the admission to the LLC of any Member, the Manager Member shall take all steps necessary and appropriate under the Act to amend the records of the LLC and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A).

     SECTION 3.3 Meetings of Members.

     (a) Meetings of the Members may be called by the Manager Member. The request shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Members may vote in person or by proxy at such meeting. Whenever the vote or Consent of the Members is permitted or required under this Agreement, such vote or Consent may be given at a meeting of the Members or may be given in accordance with the procedure prescribed in Section 12.1 hereof. Except as otherwise expressly provided in Section 12.1(c) of this Agreement, the Consent of the Member Representatives shall control.

     (b) Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a written Consent setting forth the action so taken is signed by both Member Representatives. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the holders of a Majority-In-Interest of the Members (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the Manager Member. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

     (c) Each Member may authorize any Person or Persons to act for him by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it, such revocation to be effective upon the LLC's receipt of written notice of such revocation from the Member executing such proxy.

     (d) Each meeting of the Members shall be conducted by the Manager Member or such other Person as the Manager Member may appoint pursuant to such rules for the conduct of the meeting as the Manager Member or such other Person deems appropriate.

     SECTION 3.4 Limitation of Liability of Members; Indemnity of Members. Except as otherwise provided in the Act, no Member of the LLC shall be obligated personally for any debt, obligation or liability of the LLC or of any other Member, whether arising in contract, tort or otherwise, solely by reason of being a Member of the LLC. Except as otherwise provided in the Act, by law or expressly in this Agreement, no Member (other than the Manager Member acting in its capacity as manager of the LLC and to the extent provided by law or elsewhere in this Agreement) shall have any fiduciary or other duty to another Member with respect to the business and affairs of the LLC, and no Member shall be liable to the LLC or any other Member for acting in good faith reliance upon the provisions of this Agreement. No Member shall have any responsibility to restore any negative balance in its Capital Account or to contribute to or in respect of the liabilities or obligations of the LLC or return distributions made by the LLC except as required by the Act or other applicable law. The failure of the LLC to observe any formalities or requirements relating to the exercise of it powers or the management of its business or affairs under this Agreement or the Act shall not be grounds for making its Members or Manager Member responsible for the liabilities of the LLC. The LLC shall indemnify and hold harmless each of the Members acting on behalf of the LLC pursuant to the terms of this Agreement from and against any claim by any third party seeking monetary damages against such Member arising out of such Member's performance of its duties in good faith. Such indemnity shall continue unless and until a court of competent jurisdiction adjudicates that such course of conduct constituted gross negligence, willful misconduct or fraud of the Member. Notwithstanding the foregoing, no Member (other than the Manager Member) is authorized to act on behalf of the LLC except in accordance with an express resolution of the Manager Member.

     SECTION 3.5 Authority. Unless specifically authorized by the Manager Member, no Member (other than the Manager Member) shall be an agent of the LLC or have any right, power or authority to act for or to bind the LLC or to undertake or assume any obligation or responsibility of the LLC or of any other Member.

     SECTION 3.6 No Appraisal Rights. No Member shall have any right to have his Units appraised and paid out under the circumstances provided in Section 18-210 of the Act.

     SECTION 3.7 Classes of Units. Interests of Members in the profits and losses of the LLC and the right of Members to distributions and allocations shall be evidenced by units of interest in the LLC ("Units"). There shall initially be three classes of Units: Class A Preferred Units; Class B Units and Class C Units.

     SECTION 3.8 Certificates. Unless otherwise determined by the Board of Directors, Units shall not be represented by certificates.

     SECTION 3.9 Record Holders. Except as may otherwise be required by law or by this Agreement, the LLC shall be entitled to treat the record holder of Units as shown on its books as the owner of such Units for all purposes, including the payment of distributions and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such Units, until such Units have been transferred on the books of the LLC in accordance with the requirements of this Article III and in compliance with the restrictions on Transfer set forth in Article IX of this Agreement. It shall be the duty of each Member to notify the LLC of his, her or its address.

     SECTION 3.10 Record Date. In order that the LLC may determine the Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or to express consent to an action of the LLC in writing without a meeting, or entitled to receive payment of any distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Units or for the purpose of any other lawful action, the Manager Member may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. In such case only Members of record on such record date shall be so entitled notwithstanding any transfer of Units on the books of the LLC after the record date.

     If no record date is fixed, (a) the record date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (b) the record date for determining Members entitled to vote by written consent to corporate action in writing without a meeting, when no prior action by the Manager Member is necessary, shall be as of the day on which a Member first executes a written consent, and (c) the record date for determining Members for any other purpose shall be at the close of business on the day on which the Manager Member adopts the resolution relating thereto.

     SECTION 3.11 Redemption Right.

     (a) Subject to the other provisions of this Section 3.11, (A) at all times after the Class A Lock-Up Expiration Date and prior to the expiration of the Pre-Liquidation Period, each Class A Preferred Unitholder shall have the right to require the LLC to redeem on a Specified Redemption Date all or a portion of the Class A Preferred Units held by such Member at a redemption price equal to the Class A Cash Redemption Amount, and (B) at all times after the first anniversary of the Effective Date and prior to the expiration of the Pre-Liquidation Period, each Class B Unitholder shall have the right to require the LLC to redeem on a Specified Redemption Date all or a portion of the Class B Units held by such Member at a redemption price equal the Class B Cash Redemption Amount (each such right, the "Redemption Right"). The term "Class A Lock-Up Expiration Date" as used herein shall mean the fifth anniversary of the Effective Date; provided, however, that in the event the LLC breaches the terms of Section 10.6, or in the event that the contribution of the Centereach Property by Centereach to the LLC were treated by the IRS as a taxable sale or exchange, the Class A Lock-Up Expiration Date shall be the later of (i) the first anniversary of the Effective Date or (ii) the first to occur of the date of such breach of Section 10.6 or the date on which the LLC has been notified in writing that there has been a "determination" (as defined in Section 1313(a) of the Code) that the contribution of the Centereach Property is a taxable sale or exchange.

     (b) The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the LLC (with a copy to the Company) by the Member who is exercising the redemption right (the "Redeeming Member"): provided, however, that the LLC shall not be obligated to satisfy such Redemption Right if the Company elects to purchase the Class A Preferred Units or Class B Units subject to the Notice of Redemption pursuant to Section 3.11(c) hereof. A Member may not exercise the Redemption Right for less than one thousand (1,000) Class A Preferred Units or Class B Units or, if such Member holds less than one thousand (1,000) Class A Preferred Units or Class B Units, all of the Class A Preferred Units or Class B Units held by such Member. The Redeeming Member shall have no right, with respect to any Class A Preferred Units or Class B Units so redeemed (including pursuant to Section 3.11(c) hereof), to receive any distributions paid on or after the Specified Redemption Date (unless the LLC or, if applicable, the Company shall have failed to redeem or purchase such Class A Preferred Units or Class B Units as of such time). The Assignee of any Member may exercise the rights of such Member pursuant to this Section 3.11, and such Member shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Assignee. In connection with any exercise of such rights by an Assignee on behalf of a Member, the Class B Cash Amount shall be paid by the LLC directly to such Assignee and not to such Member and neither the LLC nor the Manager Member shall have any liability to such Member for making the foregoing payment to such Assignee.

     (c) Notwithstanding the provisions of Section 8.6(a), a Member that exercises the Redemption Right shall be deemed to have offered to sell the Class A Preferred Units or Class B Units described in the Notice of Redemption to the Company, and the Company may, in its sole and absolute discretion, elect to purchase directly and acquire such Class A Preferred Units or Class B Units by paying to the Redeeming Member the applicable consideration, as follows: (x) for Class A Preferred Units, the Class A Cash Redemption Amount; or (y) for Class B Units, the Class B Cash Redemption Amount or the Class B Share Redemption Amount, as the Company determines in its sole and absolute discretion whereupon at the consummation of the purchase on the Specified Redemption Date the Company shall acquire the Class A Preferred Units or Class B Units offered for redemption by the Redeeming Member and shall be treated for all purposes of this Agreement as the owner of such Class A Preferred Units or Class B Units, as applicable. If the Company shall elect to exercise its right to purchase Class A Preferred Units or Class B Units under this Section 3.11(c) with respect to a Notice of Redemption, it shall so notify the Redeeming Member within ten (10) Business Days after the receipt by it of such Notice of Redemption and shall consummate the purchase on the Specified Redemption Date. Unless the Company (in its sole and absolute discretion) shall exercise its right to purchase Class A Preferred Units or Class B Units from the Redeeming Member pursuant to this
Section 3.11(c), the Company shall not have any obligation to the Redeeming Member (other than obligation to the Redeeming Member pursuant to Section 12.2 hereof) or the LLC with respect to the Redeeming Member's exercise of the Redemption Right. In the event the Company shall exercise its right to purchase Class A Preferred Units or Class B Units with respect to the exercise of a Redemption Right in the manner described in the first sentence of this Section 3.11(c), and so consummates such purchase, the LLC shall have no obligation to pay any amount to the Redeeming Member with respect to such Redeeming Member's exercise of such Redemption Right, and each of the Redeeming Member, the LLC, and the Company shall treat the transaction between the Company and the Redeeming Member, for federal income tax purposes, as a sale of the Redeeming Member's Class A Preferred Units or Class B Units to the Company. In such event, the Company shall become the holder of the Class A Preferred Units or Class B Units and shall have all of the rights as a Member hereunder with respect to such Class A Preferred Units or Class B Units. Each Redeeming Member agrees to execute such documents as the Company may reasonably require in connection with the issuance of REIT Shares upon exercise of the Redemption Right.

     (d) Notwithstanding the provisions of Section 3.11(c) hereof to the contrary:

                    (i) if the delivery of the REIT Shares to a Redeeming Member on the Specified Redemption Date by the Company pursuant to Section 3.11(c) hereof would be prohibited under the Articles of Amendment and Restatement of the Company or prohibited under applicable federal or state securities laws or regulations, then the Company may not elect to deliver REIT Shares under Section 3.11(c) hereof and must satisfy any obligations under Section 3.11(c) hereof in cash; and

                    (ii) if, as of the date on which the Company receives a Notice of Redemption prior to the fifth anniversary of the Effective Date, the Company has not filed a registration statement covering the REIT Shares and does not file such a registration statement prior to the fifteenth (15) Business Day after receipt of such Notice by the Company, then in accordance with Section 2(d) of that certain Registration Rights Agreement by and among the Company and the Members identified on Exhibit A of this Agreement, dated as of the date hereof, the Company may not elect to deliver REIT Shares under Section 3.11(c) hereof and must satisfy any obligations under Section 3.11(c) hereof in cash.

     (e) In the event that the Company (under Section 3.11(c) above), elects to pay the applicable Class B Share Redemption Amount to the Redeeming Member or Assignee hereunder and such Class B Share Redemption Amount is not a whole number of REIT Shares (as applicable), the Redeeming Member or Assignee shall be paid (i) that number of REIT Shares (as applicable which equals the nearest whole number less than such amount, plus (ii) an amount of cash in lieu of the fractional REIT Share (as applicable) that would otherwise be payable to the Redeeming Member or the Assignee equal to the product of the percentage of a REIT Share represented by a such fractional REIT Share and the Value on the Valuation Date of a REIT Share.

     (f) Each Redeeming Member covenants and agrees with the LLC and the Company that (i) all Class A Preferred Units delivered in connection with the exercise of the Redemption Right shall be delivered to the LLC or the Company, respectively, free and clear of all liens, encumbrances, liabilities, claims or charges of any kind, and (ii) anything contained herein to the contrary, neither the LLC nor the Company shall be under any obligation to acquire any Redeeming Member's Class A Preferred Units or Class B Units, to the extent that any such Class A Preferred Units or Class B Units are subject to any liens, encumbrances, liabilities, claims or charges of any kind that shall not be released prior to the delivery of such Class A

Preferred or Class B Units to the LLC or the Company; provided that, the LLC or the Company may, in its sole and absolute discretion, elect to effect such redemption, notwithstanding the failure of any such Redeeming Member to provide evidence that such Class A Preferred Units or Class B Units will be delivered to the LLC or the Company free and clear of any such liens, encumbrances, liabilities, claims or charges or any kind or if the Redeeming Member or another entity (in either case, which the LLC or the Company, as applicable, deems to be sufficiently creditworthy in its sole and absolute discretion) agrees to fully indemnify the LLC and the Company from any losses, costs, expenses, damages or diminution in value resulting from any such liens, encumbrances, liabilities, claims or charges of any kind.

     SECTION 3.12 Class A Preferred Unit and Class B Unit Call Right. Notwithstanding any other provision of this Agreement, (A) after the tenth anniversary of the Effective Date, the LLC shall have the right, but not the obligation, from time to time and at any time to redeem all or a portion of the outstanding Class A Preferred Units, and (B) after the twentieth anniversary of the Effective Date, the LLC shall have the right, but not the obligation, from time to time and at any time to redeem all or a portion of the outstanding Class B Units, in either case by written notice to the holder(s) thereof sent no less than thirty (30) days and no more than sixty (60) days prior to the effective date of such redemption, and which date shall be specified in the notice. At least five (5) days before such redemption effective date, each holder of a Class B Unit being redeemed shall deliver written notice to the LLC indicating such holder's election, on a unit-by-unit basis, to receive cash or REIT Shares as consideration in such redemption. If cash is elected, the redemption shall be satisfied by the LLC delivering cash equal to (x) if Class A Preferred Units are being redeemed, the aggregate Class A Preferred Par Value for the Class A Preferred Units being so redeemed, plus an amount equal to the aggregate accrued but unpaid Cumulative Unpaid Class A Preferred Return Amount attributable to such redeemed units (together, the "Class A Cash Redemption Amount"): and (y) if Class B Units are being redeemed, the Class B Cash Amount, plus an amount equal to the aggregate accrued but unpaid Cumulative Unpaid Class B Distribution Amount attributable to such redeemed units (together, the "Class B Cash Redemption Amount"). If REIT Shares are elected, the redemption shall be satisfied by the Company issuing to the redeeming if Class B Units holder, a number of REIT Shares equal to the number of Class B Units redeemed multiplied by the Conversion Factor (the "Class B Share Redemption Amount").

     SECTION 3.13 Member Representative.

     (a) By execution of this Agreement, each Member (other than the Manager Member or any Affiliate thereof) (the "Unaffiliated Members") hereby constitutes and appoints Bruce Pergament and Robert Pergament to be each such Member's true and lawful agents, proxies and attorneys-in-fact, with full power and authority in the name, place, and stead of each such Member to take any and all actions, including providing any required Consent, on behalf of such Members, execute any and all instruments on behalf of, and execute or waive any and all rights of, such Members with respect to their respective rights under this Agreement (each, a "Member Representative" and collectively, the "Member Representatives"). The Member Representatives may resign upon thirty (30) days written notice to the other Members and the LLC. No bond shall be required of the Member Representatives, and the Member Representatives shall receive no compensation for their services.

     (b) Each Member Representative shall not be liable for any act done or committed in his capacity as the Member Representative hereunder. Each Member Representative may, in all questions arising in connection with the exercise of his duties, rely on the advice of counsel or other advisors or experts and each Member Representative shall not be liable to the Unaffiliated Members for anything done, omitted or suffered in good faith by such Member Representative based on such advice.

     (c) The Unaffiliated Members hereby severally, but not jointly, agree to indemnify the Member Representatives for, and hold them harmless against, any loss, liability or expense incurred without gross negligence or bad faith on the part of the Member Representatives and arising out of or in connection with the acceptance or administration of their duties hereunder.

     (d) In the event that Bruce Pergament becomes Incapacitated, dies, or resigns as a Member Representative, then Eric Woldenberg, in his capacity as trustee of the Murray Pergament 1999 Trust F/B/O the issue of Bruce Pergament, shall become his successor representative. In the event that Robert Pergament becomes Incapacitated, or resigns as a Member Representative, then Arthur Pergament shall become his successor representative. In the event that any such successor Member Representative becomes Incapacitated, dies or resigns as a Member Representative, then a successor Member Representative shall be elected by the affirmative vote of a Majority-In-Interest of the Unaffiliated Members. Each successor

Member Representative shall have all the power, authority, rights, and privileges conferred by this Agreement upon the original Member Representative, and the term "Member Representative" as used herein shall be deemed to include successor Member Representatives. A successor Member Representative shall execute a counterpart signature page to this Agreement evidencing the acceptance of his or her responsibilities as a Member Representative.

     (e) All actions taken by the Member Representatives hereunder shall be binding upon the Unaffiliated Members as if expressly confirmed and ratified in writing by each of them. Without limiting the generality of the foregoing, the Member Representatives shall have full power and authority to interpret all the terms and provisions of this Agreement and all other ancillary agreements related to or arising in connection with the administration of their duties hereunder. The Member Representatives agree to execute such documents as the Manager Member may reasonably require.

     (f) Until notified in writing by a notice signed by a Majority-In-Interest of the Unaffiliated Members, the Manager Member may rely conclusively and act upon the directions, instructions and notices of the Member Representative for the purposes set forth herein and, thereafter, upon the directions, instructions and notices of any successor named in a writing executed by a Majority-In-Interest of the Unaffiliated Members. In addition, the Unaffiliated Members acknowledge that the Manager Member may rely exclusively upon the directions, instructions and notice of the Member Representatives for the purposes set forth herein, notwithstanding the fact that the Manager Member may have received conflicting directions, instructions and notices from other Unaffiliated Members.

                        ARTICLE IV MANAGEMENT OF THE LLC

     SECTION 4.1 Management. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the LLC are and shall be exclusively vested in the Manager Member, and no Member (other than the Manager Member) shall have any right to participate in or exercise control or management power over the business and affairs of the LLC. The Manager Member may not be removed by the Members with or without cause. In addition to the powers now or hereafter granted a manager of a limited liability company under applicable law or which are granted to the Manager Member under any other provision of this Agreement, the Manager Member, subject to Sections 4.3, 10.6 and 10.7 hereof, and shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the LLC, to exercise all powers set forth in Section 2.3 hereof and to effectuate the purposes set forth in Section 2.2 hereof, including, without limitation:

                    (i) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the LLC to make distributions to its Members in such amounts as will permit the Company (so long as the Company qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders in amounts sufficient to permit the Company to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidence of indebtedness (including the securing of the same by deed, mortgage, deed of trust or other lien or encumbrance on the LLC's assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the LLC;

                    (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the LLC;

                    (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the LLC (including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the LLC) or the merger or other combination of the LLC with or into another entity (all of the foregoing subject to any prior approval only to the extent required by Section 4.3 hereof);

                    (iv) the use of the assets of the LLC (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the Company, the LLC or any of the LLC's Subsidiaries, the lending of funds to other Persons (including, without limitation, Company or the Subsidiaries of the LLC and/or the Company) and the repayment of obligations of the LLC and its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to its Subsidiaries;

                    (v) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owed by the LLC or any Subsidiary of the LLC;

                    (vi) the negotiation, execution, and performance of any contracts, conveyances or other instruments that the Manager Member considers useful or necessary to the conduct of the LLC's operations or the implementation of the Manager Member's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the LLC's assets;

                    (vii) the distribution of LLC cash or other LLC assets in accordance with this Agreement;

                    (viii) holding, managing, investing and reinvesting cash and other assets of the LLC;

                    (ix) the collection and receipt of revenues and income of the LLC;

                    (x) the establishment of one or more divisions of the LLC, the selection and dismissal of employees of the LLC (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer" of the LLC), and agents, outside attorneys, accountants, consultants and contractors of the LLC, and the determination of their compensation and other terms of employment or hiring;

                    (xi) the maintenance of such insurance for the benefit of the LLC and the Members as it deems necessary or appropriate;

                    (xii) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited liability companies, limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity investment from time to time);

                    (xiii) the control of any matters affecting the rights and obligations of the LLC, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the LLC, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitration or other forms of dispute resolution, and the representation of the LLC in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

                    (xiv) the undertaking of any action in connection with the LLC's direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the LLC to such Persons);

                    (xv) the determination of the fair market value of any LLC property distributed in kind using such reasonable method of valuation as the Manager Member may adopt;

                    (xvi) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the LLC;

                    (xvii) the exercise of any of the powers of the Manager Member enumerated in this Agreement on behalf of or in connection with any Subsidiary of the LLC or any other Person in which the LLC has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

                    (xviii) the exercise of any of the powers of the Manager Member enumerated in this Agreement on behalf of any Person in which the LLC does not have an interest pursuant to contractual or other arrangements with such Person;

                    (xix) the making, execution and delivery of any and all deeds, leases, notes, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate, in the judgment of the Manager Member, for the accomplishment of any of the powers of the Manager Member enumerated in this Agreement; and

                    (xx) the issuance of additional Units, as appropriate, in connection with Capital Contributions by Additional Members and additional Capital Contributions by Members pursuant to Articles 3 hereof.

     (b) Each of the Members agrees that the Manager Member is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the LLC without any further act, approval or vote of the Members, notwithstanding any other provision of this Agreement (except as provided in Section 4.3), the Act or any applicable law, rule or regulation, to the fullest extent permitted under the Act or other applicable law, rule or regulation. The execution, delivery or performance by the Manager Member or the LLC of any agreement authorized or permitted under this Agreement shall not constitute a breach by the Manager Member of any duty that the Manager Member may owe the LLC or the Members or any other Persons under this Agreement or of any duty stated or implied by law or equity.

     (c) The Manager Member may cause the LLC to establish and maintain at any and all times working capital accounts and other cash or similar balances in such amounts as the Manager Member, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

     (d) Except as otherwise expressly agreed to in a separate written agreement between the Manager Member and one or more Members or as set forth in Article X hereof, in exercising its authority under this Agreement, the Manager Member may, but shall be under no obligation to, take into account the tax consequences to any Member of any action taken by it. Except as otherwise expressly agreed to in a separate written agreement between the Manager Member and one or more Members or as set forth in Article X hereof, the Manager Member and the LLC shall not have liability to a Member under any circumstances as a result of an income tax liability incurred by such Member as a result of an action (or inaction) by the Manager Member taken pursuant to its authority under this Agreement and in accordance with the terms of Section 4.3.

     SECTION 4.2 Certificate of Formation. The LLC has been formed by the filing of its Certificate of Formation with the Delaware Secretary of State pursuant to the Act. The Certificate of Formation shall be, if required by the Act, and may be, in all other cases, amended and/or restated by Manager Member as provided in the Act. The Certificate of Formation, as so amended and/or restated from time to time, is referred to herein as the "Certificate." The Manager Member shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware and any other state, or the District of Columbia, in which the LLC may elect to do business or own property. To the extent that such action is determined by the Manager Member to be reasonable and necessary or appropriate, the Manager Member shall file amendments to and restatements of the Certificate and do all of the things to maintain the LLC as a limited liability company under the laws of the State of Delaware and each other state, or the District of Columbia, in which the LLC may elect to do business or own property. Subject to the terms of Section 11.2 hereof, the Manager Member shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Member.

     SECTION 4.3 Restrictions of Manager Member Authority.

     (a) The Manager Member may not take any action in contravention of an express prohibition or limitation of this Agreement without the consent of the Member Representatives or such other amount of the Members as may be specifically provided for under a provision of this Agreement.

     (b) The Manager Member may not, prior to the twentieth anniversary of the Effective Date, cause the LLC to liquidate without the consent of the Member Representatives.

     (c) The Manager Member shall not, prior to the twentieth anniversary of the Effective Date, cause the LLC to commence a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law or to consent to the filing of any involuntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law, without the consent of the Member Representatives.

     SECTION 4.4 Reimbursement of the Manager Member and the Company.

     (a) Except as provided in this Section 4.4 and elsewhere in this Agreement (including the provisions of Articles VI and VII regarding distributions, payments, and allocations to which it may be entitled), the Manager Member shall not be compensated for its services as manager of the LLC.

     (b) The Manager Member and the Company shall be reimbursed on a monthly basis, or such other basis as they may determine in their reasonable discretion, for all reasonable expenses that they incur relating to the ownership and operation of, or for the benefit of, the LLC. Such reimbursement shall be in addition to any reimbursement made as a result of indemnification pursuant to
Section 4.6 hereof.

     (c) The Manager Member and its Affiliates may receive reasonable compensation for services rendered to or for the benefit of the LLC.


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

     SECTION 4.5 Contracts with Affiliates. The LLC may lend or contribute funds or other assets to its Affiliates or Subsidiaries or other Persons in which it has an equity investment and such Persons may borrow funds from the LLC, on terms and conditions established in the sole and absolute discretion of the Manager Member. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

     (b) The LLC may transfer assets to joint ventures, other limited liability companies, partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the Manager Member, in its sole and absolute discretion, believes are advisable.

     (c) Except as expressly permitted by this Agreement, neither the Manager Member nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the LLC, directly or indirectly, except pursuant to transactions that are determined by the Manager Member in good faith to be fair and reasonable.

     (d) The Manager Member, in its sole and absolute discretion and without the approval of the Members, may propose and adopt, on behalf of the LLC, employee benefit plans, stock option plans, and similar plans funded by the LLC for the benefit of employees of the Manager Member, the LLC, Subsidiaries of the LLC or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the LLC, the Manager Member, or any Subsidiaries of the LLC.

     (e) The Manager Member is expressly authorized to enter into, in the name and on behalf of the LLC, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the LLC and the Manager Member, on such terms as the Manager Member, in its sole and absolute discretion, believes are advisable.

     SECTION 4.6 Indemnification. To the fullest extent permitted by Delaware law, the LLC shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the LLC or the Manager Member as set forth in this Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise for any indebtedness of the LLC or any Subsidiary of the LLC (including without limitation, any indebtedness which the LLC or any Subsidiary of the LLC has assumed or taken subject to), and the Manager Member is hereby authorized and empowered, on behalf of the LLC, to enter into one or more indemnity agreements consistent with the provisions of this Section 4.6 in favor of any Indemnitee having or potentially having liability for any such indebtedness. Any indemnification pursuant to this Section 4.6 shall be made only out of the assets of the LLC, and neither the Manager Member nor any other Member shall have any obligation to contribute to the capital of the LLC, or otherwise provide funds, to enable the LLC to fund its obligations under this
Section 4.6.

     (b) Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the LLC in advance of the final disposition of the proceeding.

     (c) The indemnification provided by this Section 4.6 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitees are indemnified.

     (d) The LLC may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the Manager Member shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the LLC's activities, regardless of whether the LLC would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     (e) For purposes of this Section 4.6, the LLC shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the LLC also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of Section 4.6; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the LLC.

     (f) In no event may an Indemnitee subject any of the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.


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

     (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 4.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     (h) The provisions of this Section 4.6 are for the benefit of the Indemnities, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 4.6 or any provision hereof shall be prospective only and shall not in any way affect the LLC's liability to any Indemnitee under this Section 4.6, as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     SECTION 4.7 Liability of the Manager Member.

     (a) Notwithstanding anything to the contrary set forth in this Agreement, the Manager Member and its officers, directors and/or trust managers shall not be liable for monetary damages to the LLC, any Members or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the Manager Member acted in good faith.

     (b) The Members and the Company expressly acknowledge that the Manager Member is acting on behalf of both the Members and the shareholders of the Company collectively; that, except as provided to the contrary in written agreements between the Members and the Manager Member and/or the LLC, the Manager Member is under no obligation to consider separately the interests of the Members (except as otherwise provided herein) in deciding whether to cause the LLC to take (or decline to take) any actions, and that, except as provided to the contrary in written agreements between the Members and the Manager Member and/or the LLC, the Manager Member shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Members in connection with such decisions, provided that the Manager Member has acted in good faith.

     (c) Subject to its obligations and duties as Manager Member set forth in
Section 4.1(a) hereof, the Manager Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The Manager Member shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Manager Member in good faith.

     (d) Any amendment, modification or repeal of this Section 4.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Manager Member's and its officers' and directors' liability to the LLC and the Members under this Section 4.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     SECTION 4.8 Other Matters Concerning the Manager Member.

     (a) The Manager Member may rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

     (b) The Manager Member may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such Manager Member reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

     (c) The Manager Member shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and duly appointed attorneys-in-fact. Each such attorney shall, to the extent provided by the Manager Member in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the Manager Member hereunder.

     (d) Notwithstanding any other provisions of this Agreement or the Act, but subject to Sections 10.6 and 10.7 hereof, any action of the Manager Member on behalf of the LLC or any decision of the Manager Member to refrain from acting on behalf of the LLC, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Company to continue to qualify as a REIT; or (ii) to avoid the Company incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Members.

     SECTION 4.9 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the LLC shall be entitled to assume that the Manager Member has full power and authority, without consent or approval of any other Member or Person, to encumber, sell or otherwise use in any manner any and all assets of the LLC and to enter into any contracts on behalf of the LLC, and take any and all actions on behalf of the LLC and such Person shall be entitled to deal with the Manager Member as if the Manager Member were the LLC's sole party in interest, both legally and beneficially. Each Member hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the Manager Member in connection with any such dealing. In no event shall any Person dealing with the Manager Member or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Manager Member or its representatives. Each and every certificate, document or other instrument executed on behalf of the LLC by the Manager Member or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the LLC; and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the LLC.

     SECTION 4.10 Other Business Ventures. This Agreement shall not prohibit the Manager Member, any other Members or the Company from engaging independently or with others in other business ventures of every nature, type, and description including, without limitation, the ownership and management of assets similar to those owned by the LLC, which activities may compete with those of the LLC. This Agreement shall not give the LLC or any Member any rights in and to such independent ventures or the income or profits derived therefrom. None of the Manager Member, any other Member or the Company shall have any obligation to offer the opportunity to participate or invest in any such independent venture to the LLC or any Member.

                         ARTICLE V CAPITAL CONTRIBUTIONS

     SECTION 5.1 Capital Contributions. On or prior to becoming a Member of the LLC, each Member has made a Capital Contribution to the LLC as reflected in each such Member's initial Capital Account on Exhibit A attached hereto. The number and Class of Units held by each Member, the Capital Account balance of each Member and the Percentage Interest of each Member are as set forth on Exhibit A, which Percentage Interest may be adjusted on Exhibit A from time to time by the Manager Member to the extent necessary to reflect accurately redemptions, additional Capital Contributions, the issuance of additional Units (pursuant to any merger or otherwise), or similar events having an effect on any Member's Percentage Interest. To the extent the LLC acquires any property by the merger of any other Person into the LLC, Persons who receive Units in exchange for their interests in the Person merging into the LLC shall become Members and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement and as set forth in Exhibit A, as amended to reflect such deemed Capital Contributions. Except as provided in Sections 5.2 and 10.5 the Members shall have no obligation to make any additional Capital Contributions or loans to the LLC. For the avoidance of doubt, the Manager Member is expressly permitted to make additional contributions of real property to the LLC after the Effective Date in exchange for additional Class C Units without the consent of any other Member.

     SECTION 5.2 Issuances of Additional LLC Units. The Manager Member is hereby authorized, in its sole and absolute discretion and without the approval of any Members, to cause the LLC from time to time to issue to the Members (including the Manager Member) or other Persons additional Units or other LLC Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties, all as shall be determined by the Manager Member in its sole and absolute discretion subject to Delaware law, including, without limitation, (i) the allocations of items of LLC income, gain, loss, deduction and credit to each such Class or series of LLC Interests; (ii) the right of each such Class or series of LLC Interests to share in LLC distributions; and (iii) the rights of each such Class or series of LLC Interests upon dissolution and liquidation of the LLC.

     SECTION 5.3 Preemptive Rights. No Person shall have any preemptive, preferential or other similar purchase right with respect to (i) additional Capital Contributions or loans to the LLC; or (ii) the issuance or sale of any Units or other LLC Interests.

                            ARTICLE VI DISTRIBUTIONS

     SECTION 6.1 Requirement and Characterization of Distributions. Subject to Sections 6.2 and 6.3 hereof, the Manager Member shall distribute at least quarterly an amount equal to one hundred percent (100%) of Available Cash generated by the LLC during the last full distribution period as follows:

     (a) first, to the Class A Preferred Unitholders who are Members on the applicable LLC Record Date with respect to such distribution, pro rata among them in proportion to the Cumulative Unpaid Class A Preferred Return Amount, if any, of each such Class A Preferred Unitholder until the Cumulative Unpaid Class A Preferred Return Amount of each Class A Preferred Unitholder is reduced to zero;

     (b) second, to the Class A Preferred Unitholders who are Members on the applicable LLC Record Date with respect to such distribution, pro rata among them in proportion to the Class A Preferred Return Amount, if any, of each such Class A Preferred Unitholder, until each such Class A Preferred Unitholder has received an amount equal to the Class A Preferred Return Amount with respect to such distribution;

     (c) third, to the Class B Unitholders who are Members on the LLC Record Date with respect to such distribution, pro rata among them in proportion to the Cumulative Unpaid Class B Distribution Amount, if any, of each such Class B Unitholder until the Cumulative Unpaid Class B Distribution Amount of each Class B Unitholder is reduced to zero;

     (d) fourth, to the Class B Unitholders who are Members on the LLC Record Date with respect to such distribution, pro rata among them in proportion to the Class B Distribution Amount, if any, of each such Class B Unitholder, until such Class B Unitholder has received an amount equal to the Class B Distribution Amount with respect to such distribution;

     (e) fifth, one hundred percent (100%) to Class C Unitholders in proportion to their Class C Units, until such Class C Unitholders have received, in the aggregate, an amount equal to (i) two (2) times the Agreed Value of all Contributed Properties, plus (ii) a return of five percent (5%) per annum (compounded quarterly) on the amount in clause (i) calculated commencing on the Effective Date; and

     (f) thereafter; (i) ninety five percent (95%) to the Class C Unitholders who are Members on the LLC Record Date with respect to such distribution, pro rata among them in proportion to their Class C Units, and (ii) five percent (5%) to the Class A Preferred Unitholders and the Class B Unitholders who are Members on the LLC Record Date with respect to such distribution, pro rata among them in accordance with their respective Percentage Interests.

     (g) Notwithstanding the foregoing, in no event may a Member receive a distribution of Available Cash with respect to a Class A Preferred Unit or Class B Unit if and to the extent that such Class A Preferred Unit or Class B Unit has been redeemed or exchanged prior to the LLC Record Date for the same period, or, if applicable, prior to the last day of the applicable month. In addition, for the avoidance of doubt, no Member shall receive a distribution with respect to a Class A Preferred Unit or Class B Unit and a dividend with respect to a REIT Share received upon a redemption of such Class A Preferred Unit or Class B Unit for the same period. No Member shall receive any distributions in respect of, and no Cumulative Unpaid Class A Preferred Return Amount, or Cumulative Class B Distribution Amount shall accrue with respect to, any failure of such Member to timely receive any Class A Preferred Return Amount Class B Distribution Amount due the Member's failure to provide the Manager Member with accurate information regarding its address for payment of distributions hereunder.

     SECTION 6.2 Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to the Members or Assignees shall be treated as amounts distributed to the Members or Assignees pursuant to
Section 6.1 for all purposes under this Agreement.

     SECTION 6.3 Distributions Upon Liquidation. Proceeds from a Terminating Capital Transaction and any other cash reductions in reserves made after commencement of the liquidation of the LLC shall be distributed to the Members in accordance with Section 9.2.

                             ARTICLE VII ALLOCATIONS

     SECTION 7.1 Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Members among themselves, the LLC's items of income, gain, loss and deduction (computed in accordance with Exhibit B hereof) shall be allocated among the Members in each taxable year (or portion thereof) as provided herein below.

     (a) Net Income. After giving effect to the special allocations set forth in
Section 1 of Exhibit C attached hereto, Net Income shall be allocated:

                    (i) first, to the Members holding Class A Preferred Units to the extent that Net Losses previously allocated to such Members pursuant to Section 7.1(b)(iii) below for all prior taxable years exceed Net Income previously allocated to such Members pursuant to this Section 7.1(a)(i) for all prior taxable years;

                    (ii) second, to Members holding Class B Units to the extent that Net Losses previously allocated to such Members pursuant to
          Section 7.1(b)(ii) below for all prior taxable years exceed Net Income previously allocated to such Members pursuant to this Section 7.1(a)(ii) for all prior taxable years;

                    (iii) third, to Members holding Class C Units to the extent that Net Losses previously allocated to such Members pursuant to
          Section 7.1(b)(i) below for all prior taxable years exceed Net Income previously allocated to such Members pursuant to this Section 7.1(a)(iii) for all prior taxable years;

                    (iv) fourth, to Members holding Class A Preferred Units, pro rata in proportion to the number of Class A Preferred Units held by them, until each such Class A Preferred Unit has been allocated Net Income equal to the excess of (x) the cumulative amount of preferred distributions such Members are entitled to receive pursuant to Section 6.1(b) hereof as of the last day of the current taxable year or to the date of redemption to the extent such Units are redeemed during such taxable year over (y) the cumulative Net Income allocated to such Members pursuant to this Section 7.1(a)(iv) for all prior taxable years;

                    (v) fifth, to Members holding Class B Units, pro rata in proportion to and up to the excess of (x) the cumulative amount of preferred distributions such Members are entitled to receive pursuant to Section 6.1(d) hereof as of the last day of the current taxable year or to the date of redemption to the extent such Units are redeemed during such taxable year (provided that for purposes of this Section 7.1(a)(v) the Manager Member may include in the calculation of distributions received by a Member during any taxable year or other taxable period of the LLC any distributions received by the Member on or before the thirtieth (30th) day following the end of the particular taxable year or other period of the LLC, provided further that, if the Manager Member elects to include the distribution in any such calculation, any such distribution shall be disregarded for purposes of determining allocations of income in the year in which it was actually made) over (y) the cumulative Net Income allocated to such Members pursuant to this Section 7.1(a)(v) for all prior taxable years, including for this purpose any amount treated as a guaranteed payment to such Members pursuant to Section 707(c) of the Code;

                    (vi) sixth, to Members holding Class C Units pro rata in proportion to number of the Class C Units held by them, until each such Class C Unit has been allocated Net Income equal to the excess of
          (x) the cumulative amount of distributions such Members are entitled to receive pursuant to Section 6.1(e) hereof as of the last day of the current taxable year over (y) the cumulative Net Income allocated to such Members pursuant to this Section 7.1(a)(vi) for all prior taxable years; and

                    (vii) seventh, the remaining Net Income of the LLC shall be allocated (i) ninety five percent (95%)to the Members holding Class C Units, pro rata among them in proportion to the Class C Units held by them, and (ii) five percent (5%)to the Members holding Class A Preferred Units and Class B Units, pro rata among them in accordance with their respective Percentage Interests.

     (b) Net Losses. After giving effect to the special allocations set forth in
Section 1 of Exhibit C attached hereto, Net Losses shall be allocated:

                    (i) first, to the Members holding Class C Units, pro rata in proportion to each Member's respective Adjusted Capital Account as of the last day of the period for which such allocation is being made until the Adjusted Capital Account (ignoring for this purpose any amounts a Member is obligated to contribute to the capital of the LLC or is deemed obligated to contribute pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5)) of each Member with respect to such Class C Units is reduced to zero;

                    (ii) second, to the Members holding Class B Units, pro rata in proportion to each Member's respective Adjusted Capital Account as of the last day of the period for which such allocation is being made until the Adjusted Capital Account (ignoring for this purpose any amounts a Member is obligated to contribute to the capital of the LLC or is deemed obligated to contribute pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5)) of each Member with respect to such Class B Units is reduced to zero;

                    (iii) third, to the Members holding Class A Preferred Units in accordance with the rights of such Class A Preferred Units until the Adjusted Capital Account (modified in the same manner as in the parenthetical in the immediately preceding clause (ii)) of each such Member with respect to such Class A Preferred Units is reduced to zero.

     (c) Section 704(c) Method; Non-Recourse Liability Allocation Method. The LLC shall use, and shall cause each other entity in which the LLC has a direct or indirect interest to use the "traditional method" under Regulations Section 1.704-3(b) for purposes of making allocations under Section 704(c) of the Code with respect to each Protected Asset to take into account the book-tax disparities as of the effective time of the contribution of such Protected Asset to the LLC and with respect to any revaluation of such Protected Asset pursuant to Regulations Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(2)(iv)(g), and
1.704-3(a)(6) with no "curative allocations," "remedial allocations," or adjustments to other items to offset the effect of the "ceiling rule." The LLC will, each year, allocate under Regulations Section 1.752-3(a)(2) and Regulations Section 1.752-3(a)(3) at least $12,000,000 of "partnership nonrecourse liabilities" (within the meaning of Section 752 of the Code and the Regulations thereunder) to the Members holding Class B Units. Any gain allocated to the Members upon the sale or other taxable disposition of any LLC asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to Exhibit C, be characterized as Recapture Income in the same proportions and to the same extent as such Members have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

     SECTION 7.2 Substantial Economic Effect. It is the intent of the Members that the allocations of Net Income and Net Losses under this Agreement have substantial economic effect (or be consistent with the Members' interests in the LLC in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted


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

by the Regulations promulgated pursuant thereto. This Article VII and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

                     ARTICLE VIII TRANSFERS AND WITHDRAWALS

     SECTION 8.1 Transfer.

     (a) The term "transfer." when used in this Article VIII with respect to a Unit, shall be deemed to refer to a transaction by which the a Member purports to assign all or any part of its LLC Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term "transfer" when used in this Article 8 does not include any redemption of Units by the LLC from a Member or any acquisition of Units from a Member by the Company pursuant to Sections
3.11 or 3.12.

     (b) No LLC Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article VIII. Any transfer or purported transfer of a LLC Interest not made in accordance with this Article VIII shall be null and void.

     SECTION 8.2 Transfer of Manager Member's LLC Interest. The Manager Member may transfer its LLC Interest. In the event that the Manager Member transfers any of its LLC Interest, the transferee (and any and all subsequent transferees) shall be entitled to the same rights to distributions with regard to such LLC Interest as the Manager Member hereunder.

     SECTION 8.3 Members' Rights to Transfer.

     (a) Except as set forth in Sections 8.3(b) and 8.3(c), no Member may transfer all or any portion of its LLC Interest, or any of such Member's economic rights as a Member, without the prior written consent of the Manager Member, which consent may not be unreasonably withheld.

     (b) Notwithstanding the provisions of Section 8.3(a), if a Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Member's estate shall have all of the rights of a Member, but not more rights than those enjoyed by other Members, for the purpose of settling or managing the estate and such power as the Member possessed prior to becoming Incapacitated to transfer all or any part of his or its interest in the LLC.

     (c) Notwithstanding the provisions of Section 8.3(a), but subject to Sections 8.3(d), (e) and (f) below, a Member may, after the first anniversary of the Effective Date, or at any time if such transfer is by operation of the laws of descent and distribution, and subject to such transfer not violating the proviso contained in Section 2.3, and upon not less than five (5) Business Days prior written notice containing the identity and address of the proposed transferee and such other information about such proposed transferee as the Manager Member shall reasonably request to enable it to determine that such proposed transfer is permitted hereunder and does not violate the proviso contained in Section 2.3, transfer all or a portion of its LLC

Interest to (i) a Person who is, at the time of the transfer, an existing Member, (ii) in the case of a Member that is an entity, a Person who, at the time of the transfer, is entitled to receive distributions from, or is a beneficiary of, that entity, (iii) a Person who is a member of such Member's Family Group, (iv) a charitable organization (registered as such under Section 501(c)(3) of the Code) as a gift, or (v) subject to Section 8.3(f) below, any lenders to such Member through a pledge of such Member's LLC Interest; provided, however, that, notwithstanding any other provision herein, no transfer may be made to a Person who (x) does not qualify as an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended, (y) is a foreign person within the meaning of Section 1445 of the Code, or (z) is a country, territory, individual or entity named on the lists maintained by the Office of Foreign Assets Control.

     (d) Without limiting the foregoing, the Manager Member may prohibit any transfer by a Member of its LLC Interests if, in the opinion of legal counsel to the LLC, such transfer would require filing of a registration statement under the Securities Act of 1933, as amended, or would otherwise violate any federal or state securities laws or regulations applicable to the LLC or the LLC Interests.

     (e) No transfer by a Member of its LLC Interests (including a redemption or exchange pursuant to Sections 3.11 or 3.12 hereof) may be made to any Person if
(i) in the opinion of legal counsel for the LLC, it would result in the LLC being treated as an association or publicly traded LLC taxable as a corporation;
(ii) such transfer is effectuated through an "established securities market" or a "secondary market" (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code; (iii) such transfer would cause the LLC to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(c) of the Code); (iv) such transfer would, in the opinion of legal counsel for the LLC, cause any portion of the assets of the LLC to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (v) such transfer would subject the LLC to be regulated under the Investment Company Act of 1940, the Investment Advisers Act of 1940 as amended or ERISA; or (vi) in the opinion of legal counsel for the Company, such transfer likely would jeopardize the Company's ability to qualify as a REIT currently or in the future or would subject the Company to any additional taxes under Section 857 or Section 4981 of the Code.

     (f) Notwithstanding the provisions of Section 8.3(a), a Member shall have the right to pledge such Member's Units to a commercial or investment bank. Notwithstanding any provisions of this Agreement to the contrary, no transfer of any LLC Interests may be made to a lender to any Member pursuant to any pledge, without the consent of the Manager Member, which consent may be given or withheld by the Manager Member in its sole and absolute discretion; provided that, if the Manager Member withholds such consent with respect to any pledge with respect to the existence of which it had previously been notified, then simultaneously with the time at which such lender would otherwise have become the owner of such LLC Interests, such LLC Interests shall, automatically and without any action by any party, be converted into the right to receive the Class A Cash Redemption Amount, or the Class B Cash Redemption Amount, as applicable.


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

     SECTION 8.4 Substituted Members.

     (a) No Member shall have the right to substitute a transferee as a Member in his place. The Manager Member shall, however, have the right to consent to the admission of a transferee of the interest of a Member pursuant to this
Section 8.4 as a Substituted Member, which consent may be given or withheld by the Manager Member in its sole and absolute discretion. The Manager Member's failure or refusal to permit a transferee of any such interests to become a Substituted Member shall not give rise to any cause of action against the LLC or any Member.

     (b) A transferee who has been admitted as a Substituted Member in accordance with this Article VIII shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement.

     (c) Upon the admission of a Substituted Member, the Manager Member shall amend Exhibit A to reflect the name, address, number of Units, and Percentage Interest of such Substituted Member and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Member.

     SECTION 8.5 Assignees. If the Manager Member, in its sole and absolute discretion, does not consent to the admission of any Permitted Transferee as a Substituted Member, as described in Section 8.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive distributions from the LLC and the share of Net Income, Net Losses, Recapture Income, and any other items, gain, loss deduction and credit of the LLC attributable to the Units assigned to such transferee, but shall not be deemed to be a holder of Units for any other purpose under this Agreement, and shall not be entitled to vote such Units in any matter presented to the Members for a vote (such Units being deemed to have been voted on such matter in the same proportion as all other Units held by Members are voted). In the event any such transferee desires to make a further assignment of any such Units, such transferee shall be subject to all of the provisions of this Article VIII to the same extent and in the same manner as any Member desiring to make an assignment of Units.

     SECTION 8.6 General Provisions. No Member may withdraw from the LLC other than as a result of a permitted transfer of all of such Member's Units in accordance with this Article VIII or pursuant to redemption of all of its Units under Section 3.11 or 3.12.

     (b) Any Member who shall transfer all of its Units in a transfer permitted pursuant to this Article VIII shall cease to be a Member upon the admission of all Assignees of such Units as Substitute Members. Similarly, any Member who shall transfer all of its Units pursuant to a redemption of all of its Units under Section 3.11 or 3.12 shall cease to be a Member.

     (c) Except as otherwise authorized by the Manager Member, transfers pursuant to this Article VIII may only be made on the first day of a fiscal quarter of the LLC.


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

     (d) If any LLC Interest is transferred or assigned during any quarterly segment of the LLC's fiscal year in compliance with the provisions of this
Article VIII or redeemed or transferred pursuant to Section 3.11 or 3.12 on any day other than the first day of a LLC Year, then Net Income, Net Losses, each item thereof and all other items attributable to such interest for such LLC Year shall be divided and allocated between the transferor Member and the transferee Member by taking into account their varying interests during the LLC Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. All distributions of Available Cash attributable to such Unit with respect to which the LLC Record Date is before the date of such transfer, assignment, or redemption shall be made to the transferor Member or the Redeeming Member, as the case may be, and in the case of a transfer or assignment other than a redemption, all distributions of Available Cash thereafter attributable to such Unit shall be made to the transferee Member.

              ARTICLE IX DISSOLUTION, LIQUIDATION, AND TERMINATION

     SECTION 9.1 Dissolution. The LLC shall not be dissolved by the admission of Substituted Members or Additional Members or by the admission of a successor Manager Member in accordance with the terms of this Agreement. Upon the withdrawal of the Manager Member, any successor Manager Member shall continue the business of the LLC. The LLC shall dissolve, and its affairs shall be wound up, only upon the first to occur of any of the following (each a "Liquidating Event"):

     (a) subject to Section 4.3 hereof, an election to dissolve the LLC made by the Manager Member.

     (b) entry of a decree of judicial dissolution of the LLC pursuant to the provisions of the Act; or

     (c) subject to Section 10.6 hereof, the sale of all or substantially all of the assets and properties of the LLC.

     SECTION 9.2 Winding Up. Upon the occurrence of a Liquidating Event, the LLC shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the LLC's business and affairs. The Manager Member, or, in the event there is no remaining Manager Member, any Person elected by a majority in interest of the Members (the Manager Member or such other Person being referred to herein as the "Liquidator"), shall be responsible for overseeing the winding up and dissolution of the LLC and shall take full account of the LLC's liabilities and property and the LLC property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Manager Member, include shares of common stock in the Company) shall be applied and distributed in the following order:

                    (i) first, to the payment and discharge of all of the LLC's debts and liabilities to creditors other than the Members;


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

                    (ii) second, to the payment and discharge of all of the LLC's debts and liabilities to the Manager Member;

                    (iii) third, to the payment and discharge of all of the LLC's debts and liabilities to the other Members; and

                    (iv) fourth, the balance, if any, to the Members in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

                    (v) The Manager Member shall not receive any additional compensation for any services performed pursuant to this Article IX.

     (b) Notwithstanding the provisions of Section 9.2(a) hereof which require liquidation of the assets of the LLC, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the LLC the Liquidator determines that an immediate sale of part or all of the LLC's assets would be impractical or would cause undue loss to the Members, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the LLC (including to those Members as creditors) and/or distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 9.2(a) hereof, undivided interests in such LLC assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Members, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

     (c) In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this
Article IX may be:

                    (i) distributed to a trust established for the benefit of the Members for the purposes of liquidating LLC assets, collecting amounts owed to the LLC, and paying any contingent or unforeseen liabilities or obligations of the LLC or the Manager Member arising out of or in connection with the LLC. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the LLC would otherwise have been distributed to the Members pursuant to this Agreement; or

                    (ii) withheld or escrowed to provide a reasonable reserve for LLC liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the LLC, provided that such withheld or escrowed amounts shall be distributed to the Members in the manner and order of priority set forth in
          Section 9.2(a) as soon as practicable.


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

     SECTION 9.3 Compliance with Timing Requirements of Regulations. In the event the LLC is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article IX to the Members who have positive Capital Accounts in compliance with Regulations
Section 1.704-1(b)(2)(ii)(b)(2). If any Member has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the LLC with respect to such deficit, and such deficit shall not be considered a debt owed to the LLC or to any other Person for any purpose whatsoever.

     SECTION 9.4 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article IX, in the event the LLC is considered "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the LLC's property shall not be liquidated, the LLC's liabilities shall not be paid or discharged, and the LLC's affairs shall not be wound up. Instead, for federal income tax purposes and for purposes of maintaining Capital Accounts pursuant to Exhibit B hereto, the LLC shall be deemed to have contributed its assets in kind to a new limited liability company in return for interests in such limited liability company that correspond to the outstanding interests in the LLC and then, distributed the interests in such new limited liability company to the Members in accordance with their respective interests in the LLC in liquidation of the LLC.

     SECTION 9.5 Rights of Members. Except as otherwise provided in this Agreement, each Member shall look solely to the assets of the LLC for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the LLC. Except as otherwise provided in this Agreement, no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions, or allocations.

     SECTION 9.6 Notice of Dissolution. In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of an election or objection by one or more Members pursuant to Section 9.1, result in a dissolution of the LLC, the Manager Member shall, within thirty (30) days thereafter, provide written notice thereof to each of the Members (a "Liquidation Notice"). The Manager Member shall not make any liquidating distributions to the Members prior to the expiration of thirty (30) days following delivery by the Manager Member of a Liquidation Notice to the Members (such thirty (30) day period is referred to herein as the "Pre-Liquidation Period"). During the Pre-Liquidation Period each Member may exercise the Redemption Right.

     SECTION 9.7 Termination of LLC and Cancellation of Certificate of Formation. Upon the completion of the liquidation of the LLC's assets, as provided in Section 9.2 hereof, the LLC shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the LLC as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the LLC shall be taken.

     SECTION 9.8 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the LLC and the liquidation of its assets pursuant to Section 9.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Members during the period of liquidation.

     SECTION 9.9 Waiver of Partition. Each Member hereby waives any right to partition of the LLC property.

                              ARTICLE X TAX MATTERS

     SECTION 10.1 Preparation of Tax Returns. The Manager Member shall arrange for the preparation and timely filing of all returns of LLC income, gains, deductions, losses and other items required of the LLC for federal and state income tax purposes and shall furnish, within one hundred (100) days of the close of each taxable year, the tax information reasonably requested by Members for federal and state income tax reporting purposes. To the extent required by law, the Manager Member and the Member Representatives shall treat the LLC as the "continuation" of Bay Shore within the meaning of Treasury Regulations
Section 1.708-1(c) for federal income tax purposes.

     SECTION 10.2 Tax Elections.

          (a) Except as otherwise provided herein (including, without limitation, Section 7.1(c) and Section 10.2(b)), the Manager Member shall, in its sole and absolute discretion, determine whether to make or revoke any available election pursuant to the Code. Unless otherwise determined by the Manager Member, the LLC will not make an election under Treasury Regulations
Section 301.7701-3 to be treated as a corporation for U.S. income tax purposes. The Members agree to prepare and file all tax returns and reports in a manner consistent with the treatment of the LLC as a partnership for U.S. income tax purposes.

          (b) The Manager Member shall make the election under Section 754 of the Code at the request of the Member Representatives.

     SECTION 10.3 Tax Matters Partner. The Manager Member shall be the "tax matters partner" of the LLC for federal income tax purposes. Pursuant to Section 6230(e) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the LLC, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number, and profit interest of each of the Members and the Assignees; provided, however, that such information is provided to the LLC by the Members and the Assignees.

     (b) The tax matters partner is authorized, but not required.

                    (i) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of LLC items required to be taken into account by a Member for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Members, except that such settlement agreement shall not bind any Member (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Member; or (ii) who is a "notice partner" (as defined in Section 6231(a)(8) of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);

                    (ii) in the event that a notice of a final administrative adjustment at the LLC level of any item required to be taken into account by a Member for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the LLC's principal place of business is located;

                    (iii) to intervene in any action brought by any other Member for judicial review of a final adjustment;

                    (iv) to file a request for an administrative adjustment with the IRS and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

                    (v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken account of by a Member for tax purposes, or an item affected by such item; and

                    (vi) to take any other action on behalf of the Members or the LLC in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

     The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the Manager Member set forth in Section 4.6 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

     (c) The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the LLC. Nothing herein shall be construed to restrict the LLC from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the LLC for such services is reasonable.


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

     SECTION 10.4 Organizational Expenses. The LLC shall elect to deduct expenses, if any, incurred by it in organizing the LLC as provided in Section 709 of the Code.

     SECTION 10.5 Withholding. Each Member hereby authorizes the LLC to withhold from, or pay on behalf of or with respect to, such Member any amount of federal, state, local, or foreign taxes that the Manager Member determines that the LLC is required by law to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the LLC pursuant to Sections 1441,1442,1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Member shall constitute a loan by the LLC to such Member, which loan shall be repaid by such Member within fifteen (15) days after notice from the Manager Member that such payment must be made unless (i) the LLC withholds such payment from a distribution which would otherwise be made to the Member; or (ii) the Manager Member determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the LLC which would, but for such payment, be distributed to the Member. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Member. Each Member hereby unconditionally and irrevocably grants to the LLC a security interest in such Member's LLC Interest to secure such Member's obligation to pay to the LLC any amounts required to be paid pursuant to this Section 10.5. In the event that a Member fails to pay any amounts owed to the LLC pursuant to this Section 10.5 when due, the Manager Member may, in its sole and absolute discretion, elect to make the payment to the LLC on behalf of such defaulting Member, and in such event shall be deemed to have loaned such amount to such defaulting Member and shall succeed to all rights and remedies of the LLC as against such defaulting Member. Without limitation, in such event the Manager Member shall have the right to receive distributions that would otherwise be distributable to such defaulting Member until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the Manager Member shall be treated as having been distributed to the defaulting Member and immediately paid by the defaulting Member to the Manager Member in repayment of such loan. Any amounts payable by a Member hereunder shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points, or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Member shall take such actions as the LLC or the Manager Member shall request in order to perfect or enforce the security interest created hereunder.

     SECTION 10.6 Lock Out.

     (a) Except as expressly permitted by this Section 10.6, neither the LLC nor any entity in which the LLC holds a direct or indirect interest shall, directly or indirectly, sell, transfer or otherwise actually or constructively dispose of or permit the actual or deemed disposition, other than any deemed disposition by reason of entering into this Agreement (in each case, a "Disposition") of any of the assets listed on Exhibit E hereto (the "Protected Assets"), or any direct or indirect interest therein, prior to the Protection Period applicable to such Protected Asset, without the consent of the Member Representatives. Notwithstanding the foregoing, the LLC (or other entity referred to in the preceding sentence) shall have the right, during the

Protection Period to consummate any Disposition of all or any portion of any Protected Asset in (i) a transaction with respect to which no income or gain would be required to be recognized by any Protected Party under the Code and any applicable state or local tax law (a "Tax-Deferred Exchange"), or (ii) in a condemnation or other taking of all or any portion of any Protected Asset by a governmental entity or authority in eminent domain proceedings or otherwise or any other involuntary transaction (an "Involuntary Conversion"): provided, however, in the case of (x) an Involuntary Conversion with respect to the Bay Shore Property in which the net proceeds received by the LLC exceed fifteen percent (15%) of the Agreed Value of the Bay Shore Property or (y) an Involuntary Conversion with respect to the Centereach Property in which the net proceeds received by the LLC exceed twenty-five percent (25%) of the Agreed Value of the Centereach Property, the LLC shall in either case be in breach of this Section 10.6 if the LLC recognizes gain with respect to such Involuntary Conversion pursuant to Section 1033 of the Code. In situations where the LLC engages in a wholly or partially Tax-Deferred Exchange involving a Protected Asset, the property (or as applicable, the portion thereof) received on a tax-deferred basis in exchange for such Protected Asset shall be treated as a Protected Asset for all purposes under this Agreement. Section 10.6(b) below shall constitute the sole and exclusive remedy available to the Members (or any Indirect Owner thereof in the event of a breach of this Section 10.6(a), and no Protected Party (or Indirect Owner thereof) shall be entitled to pursue a claim for specific performance of the covenant set forth in Section 10.6(a) or bring a claim against any Person that acquires a Protected Asset from the LLC in violation of Section 10.6(a) or against any Member.

     (b) In the event that the LLC breaches the terms of Section 10.6(a), the LLC shall pay to each Protected Party that incurs a Built-in Gain Tax Liability from such breach an amount equal to the Built-In Gain Tax Liability from such breach for such Protected Party.

     (c) Notwithstanding anything to the contrary contained herein, upon (x) the death of a Protected Party or (y) at such time as a Protected Party (considering, for the purpose of this Section 10.6(c), each member of Centereach, and not Centereach itself, to be a Protected Party) directly or indirectly owns less than 10% of the Class A Preferred Units and Class B Units that such Protected Party owned as of the Effective Date, the obligations of the LLC pursuant to Section 10.6 shall terminate with respect to such Protected Party, and the LLC shall have no further liability or obligation under such sections to the resulting transferee(s) of such Member's LLC Interests.

     (d) Each Protected Party hereby covenants and agrees to provide on its own behalf or through its legal representatives, the LLC with written notice of any change in the direct or indirect ownership of his, her or its LLC Interests (including, but not limited to, the death of such Protected Party or any Indirect Owner thereof) promptly after any such change in ownership and upon the request of the LLC.

     SECTION 10.7 Debt Allocation and Related Matters.

          (a) The LLC shall, at all times during the Protection Period, cause
(a) the Bay Shore Property to be subject to at least $12,000,000 in nonrecourse indebtedness (other than nonrecourse indebtedness treated as "partner nonrecourse debt" or "partner nonrecourse liability" within the meaning of Regulations Section 1.704-2(b)(4)), and (b) the Centereach Property to be subject to at least $0 in nonrecourse indebtedness, in each case within the meaning of Section 752 of the Code and the Regulations thereunder.

          (b) In the event that the LLC breaches Section 10.7(a), or in the event the Bay Shore Property otherwise becomes subject to less than $9,500,000 in nonrecourse indebtedness (as described in Section 10.7(a) hereof), the LLC and the Company agree to permit each Protected Party that would incur a Built-In Gain Tax Liability from such breach to become the guarantor or guarantors of last resort with respect to $9,500,000 (or any lesser amount) of any secured debt of the LLC, in proportion to the amount of Built-In Gain Tax Liability that each such Protected Party would so incur as a result of the breach of Section 10.7(a), and in each such Protected Party's sole and absolute discretion. The form and content of such guaranty shall also be satisfactory to each such Protected Party. In the event that the LLC breaches Section 10.7(a), and in the event a Protected Party (in its sole and absolute discretion) elects not to become the guarantor or guarantors of last resort as described in the immediately preceding sentence, the LLC shall pay to such Protected Party that incurs a Built-In Gain Tax Liability from such breach an amount equal to its Built-In Gain Tax Liability.

                ARTICLE XI BOOKS, RECORDS, ACCOUNTING AND REPORTS

     SECTION 11.1 Records and Accounting. The Manager Member shall keep or cause to be kept at the principal office of the LLC those records and documents required to be maintained by the Act and other books and records deemed by the Manager Member to be appropriate with respect to the LLC's business, including, without limitation, all books and records necessary to provide to the Members any information, lists and copies of documents required to be provided pursuant to Section 11.3 hereof. Any records maintained by or on behalf of the LLC in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the LLC shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or such other basis as the Manager Member determines to be necessary or appropriate.

     SECTION 11.2 Delivery of Information.

     (a) As soon as practicable, but in no event later than one hundred (100) days after the close of each LLC Year, the Manager Member shall cause to be mailed to each Member as of the close of the LLC Year:

               (i) an annual report containing financial statements of the LLC, or of the Company if such statements are prepared solely on a consolidated basis with the Company, for such LLC Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the Manager Member; and

     (b) The Manager Member shall cause to be mailed to each Member as of the close of the LLC Year, within one hundred (100) days after the close of each LLC Year, a copy of the LLC's federal, state and local income tax returns for the Year.

     (c) As soon as practicable, but in no event later than eighty (80) days after the close of each fiscal quarter (except for the last quarter of each fiscal year), the Manager Member shall cause to be mailed to each Member as of the close of the fiscal quarter, a report containing unaudited financial statements of the LLC, or of the Company, if such statements are prepared solely on a consolidated basis with the Company, and such other information as may be required by applicable law or regulation, or as the Manager Member determines to be appropriate, including without limitation payments to the Manager Member pursuant to Sections 4.4 and 4.6 hereof.

     (d) The Manager Member shall cause to be mailed to each Member, as soon as practicable, but in no event later than twenty (20) Business Days, notice of the occurrence of any of the following events:

               (i) the admission of a new Member, together with an updated list of the name and last known business, residence or mailing address of each Member;

               (ii) any amendment to the Certificate of Formation of the LLC;

               (iii) any amendment to this Agreement executed by the Manager Member without the Consent of the Members; and

               (iv) any change in the Conversion Factor.

     (e) Notwithstanding any other provision of this Section 11.2, the Manager Member may keep confidential from the Members (other than the Manager Member), for such period of time as the Manager Member determines in its sole and absolute discretion to be reasonable, any information that (i) the Manager Member reasonably believes to be in the nature of trade secrets or other information, the disclosure of which the Manager Member in good faith believes is not in the best interests of the LLC or could damage the LLC or its business; or (ii) the LLC is required by law or by agreements with an unaffiliated third party to keep confidential.

                            ARTICLE XII MISCELLANEOUS

     SECTION 12.1 Amendments.

     (a) Amendments to this Agreement may be proposed by the Manager Member. Following such proposal, the Manager Member shall submit any proposed amendment to the Member Representatives with notice to the Members. The Manager Member shall, if necessary, seek the written consent of the Member Representatives on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the Manager Member may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote which is consistent with the Manager Member's recommendation with respect to the proposal. Except as especially provided otherwise in this Agreement, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by (i) the Manager Member and
(ii) the Member Representatives.

     (b) Notwithstanding Section 12.1(a), the Manager Member shall have the power, without the consent of the Member Representatives, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

                    (i) to add to the obligations of the Manager Member or surrender any right or power granted to the Manager Member or any Affiliate of the Manager Member for the benefit of the Members;

                    (ii) to reflect the admission, substitution, termination, or withdrawal of Members in accordance with this Agreement;

                    (iii) to set forth the designations, rights, powers, duties, and preferences of the holders of any additional LLC Interests issued pursuant to Section 5.2 hereof;

                    (iv) to reflect a change that is of an inconsequential nature and does not adversely affect the Members in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

                    (v) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

     The Manager Member shall provide notice to the Members when any action under this Section 12.1(b) is taken.

     (c) Notwithstanding Section 12.1(a) and 12.1(b) hereof, this Agreement shall not be amended without the Consent of each Member whose rights are materially and adversely affected thereby if such amendment would (i) modify the limited liability of a Member in a manner adverse to such Member; (ii) alter rights of the Member to receive distributions pursuant to Article VI or Article IX, or the allocations specified in Article VI (except as permitted pursuant to Section 5.2 and Section 12.1(b)(iii) hereof); (iii) alter or modify the Redemption Right as set forth in Section 3.11 or 3.12 and the related definitions, in a manner adverse to such Member; or (iv) amend this Section 12.1(c).

     SECTION 12.2 Company Guarantee.

          (a) Until such time as there are no Class A Preferred Units and Class B Units outstanding, the Company agrees, in the event that the LLC is unable to pay, or is legally prohibited from paying, in cash, to any Member Beneficiary the amount of the Guaranteed Obligations (defined below) then due and owing to such Member Beneficiary on a Payment Date, to make a Capital Contribution on the applicable Grace Period Payment Date (as defined below), in cash, sufficient to enable the LLC to pay (or, at the Company's election, the Company shall, on the applicable Grace Period Payment Date, pay such Member Beneficiary, in cash) such Guaranteed Obligations in full. Notwithstanding anything contained herein to the contrary, until such time as there are no Class A Preferred Units and Class B Units outstanding, and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company hereby unconditionally and irrevocably guarantees the receipt and collection of the Guaranteed Obligations (defined below) to the Member Beneficiaries and their successors and Assignees permitted under Article VIII hereof when due and payable in accordance with this Agreement. For purposes of this Agreement, "Guaranteed Obligations" shall collectively refer to (i) the Class A Cash Redemption Amount, (ii) the Class B Cash Redemption Amount, (iii) the Cumulative Unpaid Class A Preferred Return Amount, (iv) the Class A Preferred Return Amount, (v) the Cumulative Unpaid Class B Distribution Amount, (vi) the Class B Distribution Amount, and (vii) any amounts required to be paid under Sections 10.6 and 10.7 hereof.

          (b) The Company's liability under this Section 12.2 is expressly conditioned on, and the Company shall have no liability under this Section 12.2 until:

                    (i) solely in the case of a redemption in accordance with the terms of Section 3.11 or 3.12 hereof, as applicable, (A) (x) a Member Beneficiary duly and timely delivers to the Company a Notice of Redemption, or (y) the LLC delivers to a Member Beneficiary a notice of redemption pursuant to Section 3.12 hereof; (B) both (x) the LLC does not pay, in cash, to such Member Beneficiary the amount of the Guaranteed Obligations then due and owing to such Member Beneficiary on the applicable Payment Date, and (y) the Company does not consummate the purchase of such Class A Preferred Units and/or Class B Units on the applicable Payment Date; and (C) such Member Beneficiary then delivers to the Company a notice setting forth such circumstances at any time after such applicable Payment Date, (including, but not limited to, the date of rescission, restoration, or return as contemplated under Section 12.2(h) hereof) (a "Guarantee Trigger Notice"):

                    (ii) in the case of the Guaranteed Obligations that are distributions under Section 6.1 hereof, (A) the LLC fails to timely pay, in cash, to the Member Beneficiary on the applicable Payment Date the Cumulative Unpaid Class A Preferred Return Amount, the Class A Preferred Return Amount, the Cumulative Unpaid Class B Distribution Amount, and/or the Class B Distribution Amount and (B) such Member Beneficiary then delivers to the Company a Guarantee Trigger Notice at any time after such applicable Payment Date; or

                    (iii) in the case of the payments required under Sections
          10.6 and 10.7 hereof, the LLC fails to timely pay, in cash, to the Member Beneficiary on the applicable Payment Date any amount required to be paid under Sections

          10.6 and 10.7 hereof, within five (5) business days from the applicable Payment Date (the "Grace Period").

          Upon the expiration of the Grace Period, or upon the Company receiving such Guarantee Trigger Notice, as applicable, the Company shall then make a Capital Contribution, in cash, sufficient to enable the LLC to pay (or, at the Company's election, the Company shall pay such Member Beneficiary, in cash) the full amount of the Guaranteed Obligations then due and owing to such Member Beneficiary on the fifth (5th) business day after the expiration of such period (the "Grace Period Payment Date"). A Member Beneficiary may deliver a Guarantee Trigger Notice at any time after the LLC fails to make a required payment or the Company fails to consummate a purchase of Units under this Agreement on the applicable Payment Date and any such Guarantee Trigger Notice shall be deemed to have been received in a timely manner regardless of when sent or received. The passage of time between the date on which the LLC fails to make a required payment or the Company fails to consummate a purchase of Units under this Agreement and the date on which the LLC or the Company receives a Guarantee Trigger Notice shall not constitute a waiver of any Member Beneficiary's rights or a waiver or release of or otherwise affect the LLC's or the Company's obligations to make payments under this Agreement.

          Notwithstanding the payment by the Company on the Grace Period Payment Date, if (i) the Company made a Capital Contribution to the LLC and the LLC is then still unable to pay or is legally prohibited from paying, in cash, the full amount of the Guaranteed Obligations then due and owing to such Member Beneficiary or such payment is later disgorged, rescinded, restored or returned (as contemplated under Section 12.2(h) hereof), or (ii) the Company elected to make a payment directly to such Member Beneficiary and such payment is later disgorged, rescinded, restored or returned (as contemplated under Section 12.2(h) hereof), then upon delivery by such Member Beneficiary to the Company of a Notice of Non-Payment at any time after such applicable Grace Period Payment Date (a "Notice of Non-Payment"), the Company shall then pay such Member Beneficiary, in cash, the full amount of the Guaranteed Obligations then due and owing to such Member Beneficiary on the fifth (5th) business day after receipt of such Notice of Non-Payment.

          (c) This guarantee is exclusively for the benefit of the Class A Preferred Unitholders, the Class B Unitholders and their permitted successors and Assignees under Article VIII hereof and shall not extend to the benefit any creditor of the LLC or any other third party.

          (d) In the event that any bankruptcy, insolvency, receivership, or similar proceeding is instituted by or against the LLC or in the event that the LLC becomes insolvent, makes an assignment for the benefit of creditors, or attempts to effect a composition with creditors, or in the event of the dissolution, liquidation or winding up of the LLC, the obligations of the Company created under this Section 12.2 shall remain due, payable, and enforceable against the Company.

          (e) As a condition to payment or performance by the Company under this
Section 12.2, no Redeeming Member shall be required, and the Company hereby waives any and all rights to require a Redeeming Member, to prosecute or seek to enforce any remedies against the LLC or any other party liable to such Redeeming Member on account of the Guaranteed Obligations and/or to require a Redeeming Member to seek to enforce or resort to any remedies with respect to any security interests, liens, or encumbrances, if any, granted to the Redeeming Member by the LLC or any other party on account of the Guaranteed Obligations.

          (f) The Company will not assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against the LLC, any other person liable on the Guaranteed Obligations, if any, or any collateral, if any, until the Company has fully and indefeasibly performed all its obligations to the Redeeming Members.

          (g) To the fullest extent permitted by applicable law, the Company hereby waives any defense based on or arising out of any defense of the LLC or the Company or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of the LLC or the Company, other than the indefeasible payment in full of the Guaranteed Obligations. To the fullest extent permitted by applicable law, the Company waives any defense arising out of any such waiver even though that waiver may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Company against the LLC or any other person liable on any of the Guaranteed Obligations, if any.

          (h) If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the LLC or otherwise, the Company's obligations under this Section 12.2 with respect to that payment shall be reinstated at such time as though the payment had not been made. If payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the LLC, all such amounts otherwise payable under the terms of this agreement relating to the Guaranteed Obligations shall nonetheless be payable directly by the Company forthwith on demand by and to the Redeeming Members.

          (i) Except as otherwise provided for in this Section 12.2 and to the extent provided for herein, the obligations of the Company under this Section
12.2 are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full of the Guaranteed Obligations), and are not discharged or impaired or otherwise affected by:

                    (i) any claim of waiver, release, extension, renewal, settlement, surrender, modification, alteration, supplement or compromise of any of the Guaranteed Obligations, or to any provision of any agreement relating to the Guaranteed Obligations, by operation of law or otherwise;

                    (ii) any change in the corporate existence, structure or ownership of the LLC or other person liable for any of the Guaranteed Obligations, if any;

                    (iii) any insolvency, bankruptcy, reorganization or other similar proceeding of the LLC, or its assets;

                    (iv) the existence of any claim, setoff or other rights which the Company may have at any time against the LLC or any other person, whether in connection herewith or in any unrelated transactions; or

                    (v) the failure of any Redeeming Member to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations or any other failure, default or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of the Company or that would otherwise operate as a discharge of the Company as a matter of law or equity (other than the indefeasible payment in full of the Guaranteed Obligations).

          (j) The obligations of the Company hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by the LLC or other person liable for any of the Guaranteed Obligations, if any, of the Guaranteed Obligations or any part thereof.

     SECTION 12.3 Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Member or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by First Class United States mail or by other means of written communication to the Member or Assignee at the address set forth in Exhibit A or such other address of which the Member shall notify the Manger Member in writing.

     SECTION 12.4 Titles and Captions. All article or Section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

     SECTION 12.5 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     SECTION 12.6 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

     SECTION 12.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

     SECTION 12.8 Creditors. Other than as expressly set forth herein with respect to the Indemnities, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the LLC.

     SECTION 12.9 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

     SECTION 12.10 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

     SECTION 12.11 Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

     SECTION 12.12 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     SECTION 12.13 Entire Agreement. This Agreement contains the entire understanding and agreement among the Members with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

                         [MANAGER MEMBER SIGNATURE PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        MANAGER MEMBER

                                        KIMCO PERGAMENT, INC.
                                        a Delaware corporation


                                        By: /s/ Edward Senenman
                                            ------------------------------------
                                        Name: Edward Senenman
                                        Title: Vice President


                                        COMPANY (solely for Sections 3.11, 3.12
                                        and 12.2)

                                        KIMCO REALTY CORPORATION,
                                        a Maryland corporation


                                        By: /s/ Edward Senenman
                                            ------------------------------------
                                        Name: Edward Senenman
                                        Title: Vice President

                             [MEMBER SIGNATURE PAGE]

     The undersigned, desiring to become one of the within named Members of Kimco - Pergament LLC, hereby becomes a party to the Limited Liability Company Agreement of Kimco - Pergament LLC, dated as of April 5, 2006. The undersigned agrees that this signature page may be attached to any counterpart of said Limited Liability Company Agreement.

                                        Signature line for Member:

                                        Centereach Associates, LLC


                                        By: /s/ Bruce Pergament
                                            ------------------------------------
                                            Bruce Pergament
                                            Manager

                                        Address of Member:

                                        1500 Old Northern Blvd.
                                        Roslyn, NY 11576

                             [MEMBER SIGNATURE PAGE]

     The undersigned, desiring to become one of the within named Members of Kimco - Pergament LLC, hereby becomes a party to the Limited Liability Company Agreement of Kimco - Pergament LLC, dated as April 5, 2006. The undersigned agrees that this signature page may be attached to any counterpart of said Limited Liability Company Agreement.

                                        Signature line for Member:


                                        /s/ Robert Pergament
                                        ---------------------------------------
                                        Robert Pergament

                                        Address of Member:

                                        17085 White Haven Drive
                                        Boca Raton, FL 33496-5922

                             [MEMBER SIGNATURE PAGE]

     The undersigned, desiring to become one of the within named Members of Kimco - Pergament LLC, hereby becomes a party to the Limited Liability Company Agreement of Kimco - Pergament LLC, dated as of April 5, 2006. The undersigned agrees that this signature page may be attached to any counterpart of said Limited Liability Company Agreement.

                                        Signature line for Member:


                                        /s/ Paul R. Slayton
                                        ----------------------------------------
                                        Paul R. Slayton

                                        Address of Member:

                                        1083 Middle Line Hwy
                                        Watermill, NY 11976

                            [MEMBER SIGNATURE PAGE]

     The undersigned, desiring to become one of the within named Members of Kimco - Pergament LLC, hereby becomes a party to the Limited Liability Company Agreement of Kimco - Pergament LLC, dated as of April 5, 2006. The undersigned agrees that this signature page may be attached to any counterpart of said Limited Liability Company Agreement.

                                        Signature line for Member:

                                        The Murray Pergament 1999 Trust f/b/o
                                        Issue of Bruce Pergament


                                        By: /s/ Eric B. Woldenberg
                                            ------------------------------------
                                        Name: Eric B. Woldenberg
                                        Title: Trustee

                                        Address of Member:

                                        c/o Pryor Cashman Sherman & Flynn LLP
                                        410 Park Avenue
                                        New York, NY 10022
                                        ATTN: Eric B. Woldenberg

                                    EXHIBIT A

  MEMBERS, CARRYING VALUE AND AGREED VALUE OF CONTRIBUTED PROPERTIES, CAPITAL
                                   ACCOUNTS,

                   OUTSTANDING UNITS AND PERCENTAGE INTERESTS

                              (as of April 5, 2006)

                             CLASS A    CLASS B   CLASS C   PERCENTAGE      CAPITAL
MEMBER                        UNITS      UNITS     UNITS     INTEREST       ACCOUNT
------                       -------   --------   -------   ----------   -------------
Kimco Pergament, Inc., as         --         --    54,604      5.07%      2,033,458.00
Manager Member

Address:
c/o Kimco Realty
Corporation
3333 New Hyde Park Road,
Suite 100
New Hyde Park, NY
11042-0020
Attn: Edward Senenman
Attn: Barbara Briamonte,
Esq.

Centereach Associates, LLC    13,963         --        --     34.80%     13,962,643.00

Address:
Pergament Realty
Management LLC
1500 Old Northern
Boulevard
Roslyn,NY 11576
Attn: Max Brittain
Attn: Bruce D. Pergament

Paul Slayton                      --     81,021        --      7.52%      3,015,313.13

Address:
1 Bostwick Lane
Old Westbury, NY 11568

Murray Pergament 1999             --    377,846        --     35.07%     14,070,657.17
Trust F/B/O the issue of
Bruce Pergament

Address:
1500 Old Northern Blvd.
Roslyn, NY 11576

Robert Pergament                  --    188,976        --     17.54%      7,036,534.71

Address:
17085 White Haven Drive
Boca Raton, FL 33496-5922

CONTRIBUTED ASSET                         CARRYING VALUE    AGREED VALUE
-----------------                         --------------   --------------
2112 Middle Country Road, Centereach,     $21,955,388.45   $13,962,643.00
New York

1851 & 1871 Sunrise Highway,Bay Shore,    $39,673,093.05   $24,122,505.00
New York

PROTECTED PARTIES

Centereach Associates, LLC
Paul Slayton
Murray Pergament 1999 Trust F/B/O the issue of Bruce Pergament
Robert Pergament
Bruce Pergament
Estate of Murray Pergament
Estate of Linda Horowitz
Arthur Pergament
Lori Dorman
Debra Levine

                                    EXHIBIT B

                           CAPITAL ACCOUNT MAINTENANCE

1. Capital Accounts of the Members

     A. The LLC shall maintain for each Member a separate Capital Account in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Member to the LLC pursuant to this Agreement; and (ii) all items of LLC income and gain (including income and gain exempt from tax) computed in accordance with Section 1.B hereof and allocated to such Member pursuant to Section 7.1(a) of the Agreement and Exhibit C hereof, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Member pursuant to this Agreement; and (y) all items of LLC deduction and loss computed in accordance with Section 1.B hereof and allocated to such Member pursuant to Section 7.1(b) of the Agreement and Exhibit C hereof.

     B. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Members' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

          (1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the LLC, provided that the amounts of any adjustments to the adjusted bases of the assets of the LLC made pursuant to Section 734 of the Code as a result of the distribution of property by the LLC to a Member (to the extent that such adjustments have not previously been reflected in the Members' Capital Accounts) shall be reflected in the Capital Accounts of the Members in the manner and subject to the limitations prescribed in Regulations Section 1.704-1(b)(2)(iv)(m)(5).

          (2) The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable gross income or are neither currently deductible nor capitalized for federal income tax purposes.

          (3) Any income, gain or loss attributable to the taxable disposition of any LLC property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the LLC's Carrying Value with respect to such property as of such date.

          (4) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

          (5) In the event the Carrying Value of any LLC Asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

          (6) Any items specifically allocated under Exhibit C hereof shall not be taken into account.

     C. Generally, a transferee (including an Assignee) of a Unit shall succeed to a pro rata portion of the Capital Account of the transferor; provided, however, that, if the transfer causes a termination of the LLC under Section 708(b)(1)(B) of the Code, the LLC shall be deemed to have contributed its assets in kind to a new partnership in return for interests in such partnership that correspond to the outstanding interests in the Partnership, and then, distributed the interests in such new partnership to the General Partner and the Limited Partners in accordance with their respective interests in the Partnership in liquidation of the Partnership. In such event, the Carrying values of the Partnership properties shall be adjusted upon such deemed contribution to the new partnership pursuant to Section 1.D(2) hereof. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Exhibit B.

     D. (1) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 1.D(2), the Carrying Value of all LLC assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such LLC property, as of the times of the adjustments provided in Section 1.D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 7.1 of the Agreement.

          (2) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the LLC by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the LLC to a Member of more than a de minimis amount of property as consideration for an interest in the LLC; and (c) immediately prior to the liquidation of the LLC within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) (including distributions in respect of a termination of the LLC under Section 708(a)(1)(A) of the Code); provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the Manager Member determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the LLC.

          (3) In accordance with Regulations Section 1.704-1(b)(2)(iv)(e), the Carrying Value of LLC assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such LLC property, as of the time any such asset is distributed.

          (4) In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all LLC assets (including cash or cash equivalents) shall be determined by the Manager Member using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article IX of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The Manager Member, or the Liquidator, as the case may be, shall allocate such aggregate value among the assets of the LLC (in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties).

     E. The provisions of this Agreement (including this Exhibit B and other Exhibits to this Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. Except as otherwise set forth in a written agreement between the Manager Member and/or the LLC and one or more Members, in the event the Manager Member shall determine that it is prudent to modify (i) the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the LLC or the Members) are computed; or (ii) the manner in which items are allocated among the Members for federal income tax purposes in order to comply with such Regulations or to comply with Section 704(c) of the Code, the Manager Member may make such modification without regard to Article IX of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article IX of the Agreement upon the dissolution of the LLC. The Manager Member also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of LLC capital reflected on the LLC's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q); and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b). In addition, the Manager member may adopt and employ such methods and procedures for (i) the maintenance of book and tax capital accounts; (ii) subject to Section 7.1(c) and
Section 10.2(b), the determination and allocation of adjustments under Sections 704(c), 734 and 743 of the Code; (iii) the determination of Net Income, Net Loss, taxable loss and items thereof under this Agreement and pursuant to the Code; (iv) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis; (v) the allocation of asset value and tax basis; and (vi) conventions for the determination of cost recovery, depreciation and amortization deductions, as it determines in its sole discretion are necessary or appropriate to execute the provisions of this Agreement, to comply with federal and state tax laws, and are in the best interest of the Members.

2. No Interest

     No interest shall be paid by the LLC on Capital Contributions or on balances in Members' Capital Accounts.

3. No Withdrawal

     No Member shall be entitled to withdraw any part of his Capital Contribution or his Capital Account or to receive any distribution from the LLC, except as otherwise provided in the Agreement.

                                    EXHIBIT C

                            SPECIAL ALLOCATION RULES

1.   Special Allocation Rules

     Notwithstanding any other provision of the Agreement or this Exhibit C. the following special allocations shall be made in the following order:

     A. Minimum Gain Chargeback. Notwithstanding the provisions of Section 7.1 of the Agreement or any other provisions of this Exhibit C. if there is a net decrease in LLC Minimum Gain during any LLC taxable year, each Member shall be specially allocated items of LLC income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in LLC Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations
Section 1.704-2(f) and shall be interpreted consistently therewith. Solely for purposes of this Section 1.A, each Member's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 7.1 of Member Minimum Gain during such LLC taxable year.

     B. Member Minimum Gain Chargeback. Notwithstanding any other provision of
Section 7.1 of this Agreement or any other provisions of this Exhibit C (except
Section 1.A hereof), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any LLC taxable year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.702-2(i)(5), shall be specially allocated items of LLC income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 1.B is intended to comply with the minimum gain chargeback requirement in Regulations
Section 1.704-2(i)(4) and shall be interpreted consistently therewith. Solely for purposes of the Section 1.B, each Member's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 7.1 of the Agreement or this Exhibit with respect to such LLC taxable year, other than allocations pursuant to Section 1.A hereof.

     C. Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6),
and after giving effect to the allocations required under Sections 1.A and 1.B hereof such Member has an Adjusted Capital Account Deficit, items of LLC income and gain (consisting of a pro rata portion of each item of LLC income, including gross income and gain for the LLC taxable year) shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.

     D. Nonrecourse Deductions. Nonrecourse Deductions for any LLC taxable year shall be allocated to the Members in accordance with their respective Percentage Interests. If the Manager Member determines in its good faith discretion that the LLC's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under
Section 704(b) of the Code, the Manager Member is authorized, upon notice to the Members, to revise the prescribed ratio to the numerically closest ratio for such LLC taxable year which would satisfy such requirements.

     E. Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any LLC taxable year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations
Section 1.704-2(i).

     F. Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any LLC asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

     G. Curative Allocations. The allocations set forth in Section 1.A through 1.F of this Exhibit C (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations under Section 704(b) of the Code. The Regulatory Allocations may not be consistent with the manner in which the Members intend to divide LLC distributions. Accordingly, the Manager Member is hereby authorized to divide other allocations of income, gain, deduction and loss among the Members so as to prevent the Regulatory Allocations from distorting the manner in which LLC distributions will be divided among the Members. In general, the Members anticipate that, if necessary, this will be accomplished by specially allocating other items of income, gain, loss and deduction among the Members so that the net amount of the Regulatory Allocations and such special allocations to each person is zero. However, the Manager Member will have discretion to accomplish this result in any reasonable manner; provided, however, that no allocation pursuant to this Section 1.G shall cause the LLC to fail to comply with the requirements of Regulations Sections 1.704-1(b)(2)(ii)(d), -2(e) or

2.   Allocations for Tax Purposes

     A. Except as otherwise provided in this Section 2, Code Section 704(b), Code Section 704(c) and the Regulations thereunder, Regulations Section 1.1245-1(e), Regulations

Section 1250-1(f), or any other provision of the Code or Regulations, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 7.1 of the Agreement and Section 1 of this Exhibit C.

     B. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, subject to Section 7.1(c) hereof, items of income, gain, loss, and deduction with respect to such property shall be allocated for federal income tax purposes among the Members in accordance with Code Section 704(c) and the Regulations thereunder (or the principles thereof with respect to Adjusted Property).

                                    EXHIBIT D

                              NOTICE OF REDEMPTION

     The undersigned Member hereby irrevocably (i) redeems _________________ Class _____ Units (the "Redeemed Units") in Kimco Pergament, LLC, in accordance with the terms of the Limited Liability Company Agreement of Kimco Pergament, LLC, dated April 3,2006 (the "Agreement"; capitalized terms not otherwise defined herein shall have the meaning assigned thereto in the Agreement) and the Redemption Right referred to therein; (ii) surrenders such Redeemed Units and all right, title and interest therein; and (iii) directs that the Class A Cash Redemption Amount or the Class B Cash Redemption Amount, as applicable, or, if elected by Kimco Realty Corporation, or the Class B Share Redemption Amount, as applicable, deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby, represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Redeemed Units, free and clear of the rights or interests of any other person or entity; (b) has the full right, power, and authority to redeem and surrender such Redeemed Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such redemption and surrender.

Dated: _____________________

Name of Member: ________________________
                      Please Print


                                        ----------------------------------------
                                        (Signature of Member)


                                        ----------------------------------------
                                        (Street Address)


                                        ----------------------------------------
                                        (City)   (State)   (Zip Code)

                                        Signature Guaranteed by:


                                        ----------------------------------------

If REIT Shares are to be issued, issue to:
Name: __________________________________
Please insert social security or identifying number: ______________

                                    EXHIBIT E

                                PROTECTED ASSETS

Protected Asset                              Protected Period
---------------                              ----------------
2112 Middle Country Road, Centereach, New    Until the 10 year anniversary of the Effective
York                                         Date

1851 & 1871 Sunrise Highway, Bayshore, New   Until the 20 year anniversary of the Effective
York                                         Date